(Multicurrency—Cross Border)

ISDA®

International Swaps and Derivatives Association, Inc.

MASTER AGREEMENT

dated as of     February 28, 2007

DEUTSCHE BANK AG, NEW YORK BRANCH	and

HSBC BANK USA, NATIONAL ASSOCIATION, not in its individual or corporate capacity but solely as Trustee for the Supplemental Interest Trust for Deutsche Alt-A Securities Mortgage Loan Trust, Series 2007-AR2

(Party A)		(Party B)

have entered and/or anticipate entering into one or more transactions (each a “Transaction”) that are or will be governed by this Master Agreement, which includes the schedule (the “Schedule”), and the documents and other confirming evidence (each a “Confirmation”) exchanged between the parties confirming those Transactions.

Accordingly, the parties agree as follows: —

1.

Interpretation

(a)

Definitions.  The terms defined in Section 14 and in the Schedule will have the meanings therein specified for the purpose of this Master Agreement.

(b)

Inconsistency.  In the event of any inconsistency between the provisions of the Schedule and the other provisions of this Master Agreement, the Schedule will prevail.  In the event of any inconsistency between the provisions of any Confirmation and this Master Agreement (including the Schedule), such Confirmation will prevail for the purpose of the relevant Transaction.

(c)

Single Agreement.  All Transactions are entered into in reliance on the fact that this Master Agreement and all Confirmations form a single agreement between the parties (collectively referred to as this “Agreement”), and the parties would not otherwise enter into any Transactions.

2.

Obligations

(a)

General Conditions.

(i)

Each party will make each payment or delivery specified in each Confirmation to be made by it, subject to the other provisions of this Agreement.

(ii)

Payments under this Agreement will be made on the due date for value on that date in the place of the account specified in the relevant Confirmation or otherwise pursuant to this Agreement, in freely transferable funds and in the manner customary for payments in the required currency. Where settlement is by delivery (that is, other than by payment), such delivery will be made for receipt on the due date in the manner customary for the relevant obligation unless otherwise specified in the relevant Confirmation or elsewhere in this Agreement.

(iii)

Each obligation of each party under Section 2(a)(i) is subject to (1) the condition precedent that no Event of Default or Potential Event of Default with respect to the other party has occurred and is continuing, (2) the condition precedent that no Early Termination Date in respect of the relevant Transaction has occurred or been effectively designated and (3) each other applicable condition precedent specified in this Agreement.

(b) Change of Account. Either party may change its account for receiving a payment or delivery by giving notice to the other party at least five Local Business Days prior to the scheduled date for the payment or delivery to which such change applies unless such other party gives timely notice of a reasonable objection to such change.

(c)

Netting. If on any date amounts would otherwise be payable:—

(i) in the same currency; and

(ii) in respect of the same Transaction,

by each party to the other, then, on such date, each party’s obligation to make payment of any such amount will be automatically satisfied and discharged and, if the aggregate amount that would otherwise have been payable by one party exceeds the aggregate amount that would otherwise have been payable by the other party, replaced by an obligation upon the party by whom the larger aggregate amount would have been payable to pay to the other party the excess of the larger aggregate amount over the smaller aggregate amount.

The parties may elect in respect of two or more Transactions that a net amount will be determined in respect of all amounts payable on the same date in the same currency in respect of such Transactions, regardless of whether such amounts are payable in respect of the same Transaction. The election may be made in the Schedule or a Confirmation by specifying that subparagraph (ii) above will not apply to the Transactions identified as being subject to the election, together with the starting date (in which case subparagraph (ii) above will not, or will cease to, apply to such Transactions from such date). This election may be made separately for different groups of Transactions and will apply separately to each pairing of Offices through which the parties make and receive payments or deliveries.

(d)

Deduction or Withholding for Tax.

(i) Gross-Up. All payments under this Agreement will be made without any deduction or withholding for or on account of any Tax unless such deduction or withholding is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, then in effect. If a party is so required to deduct or withhold, then that party (“X”) will:—

(1) promptly notify the other party (“Y”) of such requirement;

(2) pay to the relevant authorities the full amount required to be deducted or withheld (including the full amount required to be deducted or withheld from any additional amount paid by X to Y under this Section 2(d)) promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such amount has been assessed against Y;

(3) promptly forward to Y an official receipt (or a certified copy), or other documentation reasonably acceptable to Y, evidencing such payment to such authorities; and

(4) if such Tax is an Indemnifiable Tax, pay to Y, in addition to the payment to which Y is otherwise entitled under this Agreement, such additional amount as is necessary to ensure that the net amount actually received by Y (free and clear of Indemnifiable Taxes, whether assessed against X or Y) will equal the full amount Y would have received had no such deduction or withholding been required. However, X will not be required to pay any additional amount to Y to the extent that it would not be required to be paid but for:—

(A) the failure by Y to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d); or

(B) the failure of a representation made by Y pursuant to Section 3(f) to be accurate and true unless such failure would not have occurred but for (I) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (II) a Change in Tax Law.

(ii) Liability. If: —

(1) X is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, to make any deduction or withholding in respect of which X would not be required to pay an additional amount to Y under Section 2(d)(i)(4);

(2) X does not so deduct or withhold; and

(3) a liability resulting from such Tax is assessed directly against X,

then, except to the extent Y has satisfied or then satisfies the liability resulting from such Tax, Y will promptly pay to X the amount of such liability (including any related liability for interest, but including any related liability for penalties only if Y has failed to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d)).

(e) Default Interest; Other Amounts. Prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party that defaults in the performance of any payment obligation will, to the extent permitted by law and subject to Section 6(c), be required to pay interest (before as well as after judgment) on the overdue amount to the other party on demand in the same currency as such overdue amount, for the period from (and including) the original due date for payment to (but excluding) the date of actual payment, at the Default Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed. If, prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party defaults in the performance of any obligation required to be settled by delivery, it will compensate the other party on demand if and to the extent provided for in the relevant Confirmation or elsewhere in this Agreement.

3.

Representations

Each party represents to the other party (which representations will be deemed to be repeated by each party on each date on which a Transaction is entered into and, in the case of the representations in Section 3(f), at all times until the termination of this Agreement) that:—

(a)

Basic Representations.

(i) Status. It is duly organised and validly existing under the laws of the jurisdiction of its organisation or incorporation and, if relevant under such laws, in good standing;

(ii) Powers. It has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver and to perform its obligations under this Agreement and any obligations it has under any Credit Support Document to which it is a party and has taken all necessary action to authorise such execution, delivery and performance;

(iii) No Violation or Conflict. Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

(iv) Consents. All governmental and other consents that are required to have been obtained by it with respect to this Agreement or any Credit Support Document to which it is a party have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

(v) Obligations Binding. Its obligations under this Agreement and any Credit Support Document to which it is a party constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganisation, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

(b) Absence of Certain Events. No Event of Default or Potential Event of Default or, to its knowledge, Termination Event with respect to it has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Agreement or any Credit Support Document to which it is a party.

(c) Absence of Litigation. There is not pending or, to its knowledge, threatened against it or any of its Affiliates any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Agreement or any Credit Support Document to which it is a party or its ability to perform its obligations under this Agreement or such Credit Support Document.

(d) Accuracy of Specified Information. All applicable information that is furnished in writing by or on behalf of it to the other party and is identified for the purpose of this Section 3(d) in the Schedule is, as of the date of the information, true, accurate and complete in every material respect.

(e)

Payer Tax Representation. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(e) is accurate and true.

(f)

Payee Tax Representations. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(f) is accurate and true.

4.

Agreements

Each party agrees with the other that, so long as either party has or may have any obligation under this Agreement or under any Credit Support Document to which it is a party:—

(a)

Furnish Specified Information. It will deliver to the other party or, in certain cases under subparagraph (iii) below, to such government or taxing authority as the other party reasonably directs:—

(i) any forms, documents or certificates relating to taxation specified in the Schedule or any Confirmation;

(ii) any other documents specified in the Schedule or any Confirmation; and

(iii) upon reasonable demand by such other party, any form or document that may be required or reasonably requested in writing in order to allow such other party or its Credit Support Provider to make a payment under this Agreement or any applicable Credit Support Document without any deduction or withholding for or on account of any Tax or with such deduction or withholding at a reduced rate (so long as the completion, execution or submission of such form or document would not materially prejudice the legal or commercial position of the party in receipt of such demand), with any such form or document to be accurate and completed in a manner reasonably satisfactory to such other party and to be executed and to be delivered with any reasonably required certification, in each case by the date specified in the Schedule or such Confirmation or, if none is specified, as soon as reasonably practicable.

(b) Maintain Authorisations. It will use all reasonable efforts to maintain in full force and effect all consents of any governmental or other authority that are required to be obtained by it with respect to this Agreement or any Credit Support Document to which it is a party and will use all reasonable efforts to obtain any that may become necessary in the future.

(c) Comply with Laws. It will comply in all material respects with all applicable laws and orders to which it may be subject if failure so to comply would materially impair its ability to perform its obligations under this Agreement or any Credit Support Document to which it is a party.

(d)

Tax Agreement. It will give notice of any failure of a representation made by it under Section 3(f) to be accurate and true promptly upon learning of such failure.

(e)

Payment of Stamp Tax. Subject to Section 11, it will pay any Stamp Tax levied or imposed upon it or in respect of its execution or performance of this Agreement by a jurisdiction in which it is incorporated, organised, managed and controlled, or considered to have its seat, or in which a branch or office through which it is acting for the purpose of this Agreement is located (“Stamp Tax Jurisdiction”) and will indemnify the other party against any Stamp Tax levied or imposed upon the other party or in respect of the other party’s execution or performance of this Agreement by any such Stamp Tax Jurisdiction which is not also a Stamp Tax Jurisdiction with respect to the other party.

5.

Events of Default and Termination Events

(a) Events of Default. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any of the following events constitutes an event of default (an “Event of Default”) with respect to such party:—

(i) Failure to Pay or Deliver. Failure by the party to make, when due, any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) required to be made by it if such failure is not remedied on or before the third Local Business Day after notice of such failure is given to the party;

(ii) Breach of Agreement. Failure by the party to comply with or perform any agreement or obligation (other than an obligation to make any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) or to give notice of a Termination Event or any agreement or obligation under Section 4(a)(i), 4(a)(iii) or 4(d)) to be complied with or performed by the party in accordance with this Agreement if such failure is not remedied on or before the thirtieth day after notice of such failure is given to the party;

(iii) Credit Support Default.

(1) Failure by the party or any Credit Support Provider of such party to comply with or perform any agreement or obligation to be complied with or performed by it in accordance with any Credit Support Document if such failure is continuing after any applicable grace period has elapsed;

(2) the expiration or termination of such Credit Support Document or the failing or ceasing of such Credit Support Document to be in full force and effect for the purpose of this Agreement (in either case other than in accordance with its terms) prior to the satisfaction of all obligations of such party under each Transaction to which such Credit Support Document relates without the written consent of the other party; or

(3) the party or such Credit Support Provider disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of, such Credit Support Document;

(iv) Misrepresentation. A representation (other than a representation under Section 3(e) or (f)) made or repeated or deemed to have been made or repeated by the party or any Credit Support Provider of such party in this Agreement or any Credit Support Document proves to have been incorrect or misleading in any material respect when made or repeated or deemed to have been made or repeated;

(v) Default under Specified Transaction. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party (1) defaults under a Specified Transaction and, after giving effect to any applicable notice requirement or grace period, there occurs a liquidation of, an acceleration of obligations under, or an early termination of, that Specified Transaction, (2) defaults, after giving effect to any applicable notice requirement or grace period, in making any payment or delivery due on the last payment, delivery or exchange date of, or any payment on early termination of, a Specified Transaction (or such default continues for at least three Local Business Days if there is no applicable notice requirement or grace period) or (3) disaffirms, disclaims, repudiates or rejects, in whole or in part, a Specified Transaction (or such action is taken by any person or entity appointed or empowered to operate it or act on its behalf);

(vi) Cross Default. If “Cross Default” is specified in the Schedule as applying to the party, the occurrence or existence of (1) a default, event of default or other similar condition or event (however described) in respect of such party, any Credit Support Provider of such party or any applicable Specified Entity of such party under one or more agreements or instruments relating to Specified Indebtedness of any of them (individually or collectively) in an aggregate amount of not less than the applicable Threshold Amount (as specified in the Schedule) which has resulted in such Specified Indebtedness becoming, or becoming capable at such time of being declared, due and payable under such agreements or instruments, before it would otherwise have been due and payable or (2) a default by such party, such Credit Support Provider or such Specified Entity (individually or collectively) in making one or more payments on the due date thereof in an aggregate amount of not less than the applicable Threshold Amount under such agreements or instruments (after giving effect to any applicable notice requirement or grace period);

(vii) Bankruptcy. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party: —

(1) is dissolved (other than pursuant to a consolidation, amalgamation or merger); (2) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (3) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (4) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (A) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (B) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof; (5) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (6) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (7) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter; (8) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (1) to (7) (inclusive); or (9) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts; or

(viii) Merger Without Assumption. The party or any Credit Support Provider of such party consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and, at the time of such consolidation, amalgamation, merger or transfer: —

(1) the resulting, surviving or transferee entity fails to assume all the obligations of such party or such Credit Support Provider under this Agreement or any Credit Support Document to which it or its predecessor was a party by operation of law or pursuant to an agreement reasonably satisfactory to the other party to this Agreement; or

(2) the benefits of any Credit Support Document fail to extend (without the consent of the other party) to the performance by such resulting, surviving or transferee entity of its obligations under this Agreement.

(b) Termination Events. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any event specified below constitutes an Illegality if the event is specified in (i) below, a Tax Event if the event is specified in (ii) below or a Tax Event Upon Merger if the event is specified in (iii) below, and, if specified to be applicable, a Credit Event

Upon Merger if the event is specified pursuant to (iv) below or an Additional Termination Event if the event is specified pursuant to (v) below:—

(i) Illegality. Due to the adoption of, or any change in, any applicable law after the date on which a Transaction is entered into, or due to the promulgation of, or any change in, the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law after such date, it becomes unlawful (other than as a result of a breach by the party of Section 4(b)) for such party (which will be the Affected Party): —

(1) to perform any absolute or contingent obligation to make a payment or delivery or to receive a payment or delivery in respect of such Transaction or to comply with any other material provision of this Agreement relating to such Transaction; or

(2) to perform, or for any Credit Support Provider of such party to perform, any contingent or other obligation which the party (or such Credit Support Provider) has under any Credit Support Document relating to such Transaction;

(ii) Tax Event. Due to (x) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y) a Change in Tax Law, the party (which will be the Affected Party) will, or there is a substantial likelihood that it will, on the next succeeding Scheduled Payment Date (1) be required to pay to the other party an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount is required to be deducted or withheld for or on account of a Tax (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) and no additional amount is required to be paid in respect of such Tax under Section 2(d)(i)(4) (other than by reason of Section 2(d)(i)(4)(A) or (B));

(iii) Tax Event Upon Merger. The party (the “Burdened Party”) on the next succeeding Scheduled Payment Date will either (1) be required to pay an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount has been deducted or withheld for or on account of any Indemnifiable Tax in respect of which the other party is not required to pay an additional amount (other than by reason of Section 2(d)(i)(4)(A) or (B)), in either case as a result of a party consolidating or amalgamating with, or merging with or into, or transferring all or substantially all its assets to, another entity (which will be the Affected Party) where such action does not constitute an event described in Section 5(a)(viii);

(iv) Credit Event Upon Merger. If “Credit Event Upon Merger” is specified in the Schedule as applying to the party, such party (“X”), any Credit Support Provider of X or any applicable Specified Entity of X consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and such action does not constitute an event described in Section 5(a)(viii) but the creditworthiness of the resulting, surviving or transferee entity is materially weaker than that of X, such Credit Support Provider or such Specified Entity, as the case may be, immediately prior to such action (and, in such event, X or its successor or transferee, as appropriate, will be the Affected Party); or

(v) Additional Termination Event. If any “Additional Termination Event” is specified in the Schedule or any Confirmation as applying, the occurrence of such event (and, in such event, the Affected Party or Affected Parties shall be as specified for such Additional Termination Event in the Schedule or such Confirmation).

(c) Event of Default and Illegality. If an event or circumstance which would otherwise constitute or give rise to an Event of Default also constitutes an Illegality, it will be treated as an Illegality and will not constitute an Event of Default.

6.

Early Termination

(a) Right to Terminate Following Event of Default. If at any time an Event of Default with respect to a party (the “Defaulting Party”) has occurred and is then continuing, the other party (the “Non-defaulting Party”) may, by not more than 20 days notice to the Defaulting Party specifying the relevant Event of Default, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all outstanding Transactions. If, however, “Automatic Early Termination” is specified in the Schedule as applying to a party, then an Early Termination Date in respect of all outstanding Transactions will occur immediately upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(1), (3), (5), (6) or, to the extent analogous thereto, (8), and as of the time immediately preceding the institution of the relevant proceeding or the presentation of the relevant petition upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(4) or, to the extent analogous thereto, (8).

(b)

Right to Terminate Following Termination Event.

(i) Notice. If a Termination Event occurs, an Affected Party will, promptly upon becoming aware of it, notify the other party, specifying the nature of that Termination Event and each Affected Transaction and will also give such other information about that Termination Event as the other party may reasonably require.

(ii) Transfer to Avoid Termination Event. If either an Illegality under Section 5(b)(i)(1) or a Tax Event occurs and there is only one Affected Party, or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party, the Affected Party will, as a condition to its right to designate an Early Termination Date under Section 6(b)(iv), use all reasonable efforts (which will not require such party to incur a loss, excluding immaterial, incidental expenses) to transfer within 20 days after it gives notice under Section 6(b)(i) all its rights and obligations under this Agreement in respect of the Affected Transactions to another of its Offices or Affiliates so that such Termination Event ceases to exist.

If the Affected Party is not able to make such a transfer it will give notice to the other party to that effect within such 20 day period, whereupon the other party may effect such a transfer within 30 days after the notice is given under Section 6(b)(i).

Any such transfer by a party under this Section 6(b)(ii) will be subject to and conditional upon the prior written consent of the other party, which consent will not be withheld if such other party’s policies in effect at such time would permit it to enter into transactions with the transferee on the terms proposed.

(iii) Two Affected Parties. If an Illegality under Section 5(b)(i)(1) or a Tax Event occurs and there are two Affected Parties, each party will use all reasonable efforts to reach agreement within 30 days after notice thereof is given under Section 6(b)(i) on action to avoid that Termination Event.

(iv) Right to Terminate. If: —

(1) a transfer under Section 6(b)(ii) or an agreement under Section 6(b)(iii), as the case may be, has not been effected with respect to all Affected Transactions within 30 days after an Affected Party gives notice under Section 6(b)(i); or

(2) an Illegality under Section 5(b)(i)(2), a Credit Event Upon Merger or an Additional Termination Event occurs, or a Tax Event Upon Merger occurs and the Burdened Party is not the Affected Party,

either party in the case of an Illegality, the Burdened Party in the case of a Tax Event Upon Merger, any Affected Party in the case of a Tax Event or an Additional Termination Event if there is more than one Affected Party, or the party which is not the Affected Party in the case of a Credit Event Upon Merger or an Additional Termination Event if there is only one Affected Party may, by not more than 20 days notice to the other party and provided that the relevant Termination Event is then continuing, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all Affected Transactions.

(c)

Effect of Designation.

(i) If notice designating an Early Termination Date is given under Section 6(a) or (b), the Early Termination Date will occur on the date so designated, whether or not the relevant Event of Default or Termination Event is then continuing.

(ii) Upon the occurrence or effective designation of an Early Termination Date, no further payments or deliveries under Section 2(a)(i) or 2(e) in respect of the Terminated Transactions will be required to be made, but without prejudice to the other provisions of this Agreement. The amount, if any, payable in respect of an Early Termination Date shall be determined pursuant to Section 6(e).

(d) Calculations.

(i) Statement. On or as soon as reasonably practicable following the occurrence of an Early Termination Date, each party will make the calculations on its part, if any, contemplated by Section 6(e) and will provide to the other party a statement (1) showing, in reasonable detail, such calculations (including all relevant quotations and specifying any amount payable under Section 6(e)) and (2) giving details of the relevant account to which any amount payable to it is to be paid. In the absence of written confirmation from the source of a quotation obtained in determining a Market Quotation, the records of the party obtaining such quotation will be conclusive evidence of the existence and accuracy of such quotation.

(ii) Payment Date. An amount calculated as being due in respect of any Early Termination Date under Section 6(e) will be payable on the day that notice of the amount payable is effective (in the case of an Early Termination Date which is designated or occurs as a result of an Event of Default) and on the day which is two Local Business Days after the day on which notice of the amount payable is effective (in the case of an Early Termination Date which is designated as a result of a Termination Event). Such amount will be paid together with (to the extent permitted under applicable law) interest thereon (before as well as after judgment) in the Termination Currency, from (and including) the relevant Early Termination Date to (but excluding) the date such amount is paid, at the Applicable Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed.

(e) Payments on Early Termination. If an Early Termination Date occurs, the following provisions shall apply based on the parties’ election in the Schedule of a payment measure, either “Market Quotation” or “Loss”, and a payment method, either the “First Method” or the “Second Method”. If the parties fail to designate a payment measure or payment method in the Schedule, it will be deemed that “Market Quotation” or the “Second Method”, as the case may be, shall apply. The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off.

(i)

Events of Default. If the Early Termination Date results from an Event of Default: —

(1) First Method and Market Quotation. If the First Method and Market Quotation apply, the Defaulting Party will pay to the Non-defaulting Party the excess, if a positive number, of (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party over (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party.

(2) First Method and Loss. If the First Method and Loss apply, the Defaulting Party will pay to the Non-defaulting Party, if a positive number, the Non-defaulting Party’s Loss in respect of this Agreement.

(3) Second Method and Market Quotation. If the Second Method and Market Quotation apply, an amount will be payable equal to (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party less (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

(4) Second Method and Loss. If the Second Method and Loss apply, an amount will be payable equal to the Non-defaulting Party’s Loss in respect of this Agreement. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

(ii) Termination Events. If the Early Termination Date results from a Termination Event: —

(1) One Affected Party. If there is one Affected Party, the amount payable will be determined in accordance with Section 6(e)(i)(3), if Market Quotation applies, or Section 6(e)(i)(4), if Loss applies, except that, in either case, references to the Defaulting Party and to the Non-defaulting Party will be deemed to be references to the Affected Party and the party which is not the Affected Party, respectively, and, if Loss applies and fewer than all the Transactions are being terminated, Loss shall be calculated in respect of all Terminated Transactions.

(2) Two Affected Parties. If there are two Affected Parties: —

(A) if Market Quotation applies, each party will determine a Settlement Amount in respect of the Terminated Transactions, and an amount will be payable equal to (I) the sum of (a) one-half of the difference between the Settlement Amount of the party with the higher Settlement Amount (“X”) and the Settlement Amount of the party with the lower Settlement Amount (“Y”) and (b) the Termination Currency Equivalent of the Unpaid Amounts owing to X less (II) the Termination Currency Equivalent of the Unpaid Amounts owing to Y; and

(B) if Loss applies, each party will determine its Loss in respect of this Agreement (or, if fewer than all the Transactions are being terminated, in respect of all Terminated Transactions) and an amount will be payable equal to one-half of the difference between the Loss of the party with the higher Loss (“X”) and the Loss of the party with the lower Loss (“Y”).

If the amount payable is a positive number, Y will pay it to X; if it is a negative number, X will pay the absolute value of that amount to Y.

(iii) Adjustment for Bankruptcy. In circumstances where an Early Termination Date occurs because “Automatic Early Termination” applies in respect of a party, the amount determined under this Section 6(e) will be subject to such adjustments as are appropriate and permitted by law to reflect any payments or deliveries made by one party to the other under this Agreement (and retained by such other party) during the period from the relevant Early Termination Date to the date for payment determined under Section 6(d)(ii).

(iv) Pre-Estimate. The parties agree that if Market Quotation applies an amount recoverable under this Section 6(e) is a reasonable pre-estimate of loss and not a penalty. Such amount is payable for the loss of bargain and the loss of protection against future risks and except as otherwise provided in this Agreement neither party will be entitled to recover any additional damages as a consequence of such losses.

7.

Transfer

Subject to Section 6(b)(ii), neither this Agreement nor any interest or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) by either party without the prior written consent of the other party, except that: —

(a) a party may make such a transfer of this Agreement pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all its assets to, another entity (but without prejudice to any other right or remedy under this Agreement); and

(b)

a party may make such a transfer of all or any part of its interest in any amount payable to it from a Defaulting Party under Section 6(e).

Any purported transfer that is not in compliance with this Section will be void.

8.

Contractual Currency

(a)

Payment in the Contractual Currency. Each payment under this Agreement will be made in the relevant currency specified in this Agreement for that payment (the “Contractual Currency”). To the extent permitted by applicable law, any obligation to make payments under this Agreement in the Contractual Currency will not be discharged or satisfied by any tender in any currency other than the Contractual Currency, except to the extent such tender results in the actual receipt by the party to which payment is owed, acting in a reasonable manner and in good faith in converting the currency so tendered into the Contractual Currency, of the full amount in the Contractual Currency of all amounts payable in respect of this Agreement. If for any reason the amount in the Contractual Currency so received falls short of the amount in the Contractual Currency payable in respect of this Agreement, the party required to make the payment will, to the extent permitted by applicable law, immediately pay such additional amount in the Contractual Currency as may be necessary to compensate for the shortfall. If for any reason the amount in the Contractual Currency so received exceeds the amount in the Contractual Currency payable in respect of this Agreement, the party receiving the payment will refund promptly the amount of such excess.

(b)

Judgments. To the extent permitted by applicable law, if any judgment or order expressed in a currency other than the Contractual Currency is rendered (i) for the payment of any amount owing in respect of this Agreement, (ii) for the payment of any amount relating to any early termination in respect of this Agreement or (iii) in respect of a judgment or order of another court for the payment of any amount described in (i) or (ii) above, the party seeking recovery, after recovery in full of the aggregate amount to which such party is entitled pursuant to the judgment or order, will be entitled to receive immediately from the other party the amount of any shortfall of the Contractual Currency received by such party as a consequence of sums paid in such other currency and will refund promptly to the other party any excess of the Contractual Currency received by such party as a consequence of sums paid in such other currency if such shortfall or such excess arises or results from any variation between the rate of exchange at which the Contractual Currency is converted into the currency of the judgment or order for the purposes of such judgment or order and the rate of exchange at which such party is able, acting in a reasonable manner and in good faith in converting the currency received into the Contractual Currency, to purchase the Contractual Currency with the amount of the currency of the judgment or order actually received by such party. The term “rate of exchange” includes, without limitation, any premiums and costs of exchange payable in connection with the purchase of or conversion into the Contractual Currency.

(c)

Separate Indemnities. To the extent permitted by applicable law, these indemnities constitute separate and independent obligations from the other obligations in this Agreement, will be enforceable as separate and independent causes of action, will apply notwithstanding any indulgence granted by the party to which any payment is owed and will not be affected by judgment being obtained or claim or proof being made for any other sums payable in respect of this Agreement.

(d)

Evidence of Loss. For tbe purpose of this Section 8, it will be sufficient for a party to demonstrate that it would have suffered a loss had an actual exchange or purchase been made.

9.

Miscellaneous

(a) Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings with respect thereto.

(b) Amendments. No amendment, modification or waiver in respect of this Agreement will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties or confirmed by an exchange of telexes or electronic messages on an electronic messaging system.

(c)

Survival of Obligations. Without prejudice to Sections 2(a)(iii) and 6(c)(ii), the obligations of the parties under this Agreement will survive the termination of any Transaction.

(d)

Remedies Cumulative. Except as provided in this Agreement, the rights, powers, remedies and privileges provided in this Agreement are cumulative and not exclusive of any rights, powers, remedies and privileges provided by law.

(e)

Counterparts and Confirmations.

(i) This Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

(ii) The parties intend that they are legally bound by the terms of each Transaction from the moment they agree to those terms (whether orally or otherwise). A Confirmation shall be entered into as soon as practicable and may be executed and delivered in counterparts (including by facsimile transmission) or be created by an exchange of telexes or by an exchange of electronic messages on an electronic messaging system, which in each case will be sufficient for all purposes to evidence a binding supplement to this Agreement. The parties will specify therein or through another effective means that any such counterpart, telex or electronic message constitutes a Confirmation.

(f)

No Waiver of Rights. A failure or delay in exercising any right, power or privilege in respect of this Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise, of that right, power or privilege or the exercise of any other right, power or privilege.

(g)

Headings. The headings used in this Agreement are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Agreement.

10.

Offices; Multibranch Parties

(a) If Section 10(a) is specified in the Schedule as applying, each party that enters into a Transaction through an Office other than its head or home office represents to the other party that, notwithstanding the place of booking office or jurisdiction of incorporation or organisation of such party, the obligations of such party are the same as if it had entered into the Transaction through its head or home office. This representation will be deemed to be repeated by such party on each date on which a Transaction is entered into.

(b)

Neither party may change the Office through which it makes and receives payments or deliveries for the purpose of a Transaction without the prior written consent of the other party.

(c) If a party is specified as a Multibranch Party in the Schedule, such Multibranch Party may make and receive payments or deliveries under any Transaction through any Office listed in the Schedule, and the Office through which it makes and receives payments or deliveries with respect to a Transaction will be specified in the relevant Confirmation.

11.

Expenses

A Defaulting Party will, on demand, indemnify and hold harmless the other party for and against all reasonable out-of-pocket expenses, including legal fees and Stamp Tax, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement or any Credit Support Document to which the Defaulting Party is a party or by reason of the early termination of any Transaction, including, but not limited to, costs of collection.

12.

Notices

(a)

Effectiveness. Any notice or other communication in respect of this Agreement may be given in any manner set forth below (except that a notice or other communication under Section 5 or 6 may not be given by facsimile transmission or electronic messaging system) to the address or number or in accordance with the electronic messaging system details provided (see the Schedule) and will be deemed effective as indicated:—

(i) if in writing and delivered in person or by courier, on the date it is delivered;

(ii) if sent by telex, on the date the recipient’s answerback is received;

(iii) if sent by facsimile transmission, on the date that transmission is received by a responsible employee of the recipient in legible form (it being agreed that the burden of proving receipt will be on the sender and will not be met by a transmission report generated by the sender’s facsimile machine);

(iv) if sent by certified or registered mail (airmail, if overseas) or the equivalent (return receipt requested), on the date that mail is delivered or its delivery is attempted; or

(v) if sent by electronic messaging system, on the date that electronic message is received,

unless the date of that delivery (or attempted delivery) or that receipt, as applicable, is not a Local Business Day or that communication is delivered (or attempted) or received, as applicable, after the close of business on a Local Business Day, in which case that communication shall be deemed given and effective on the first following day that is a Local Business Day.

(b)

Change of Addresses. Either party may by notice to the other change the address, telex or facsimile number or electronic messaging system details at which notices or other communications are to be given to it.

13.

Governing Law and Jurisdiction

(a)

Governing Law. This Agreement will be governed by and construed in accordance with the law specified in the Schedule.

(b)

Jurisdiction. With respect to any suit, action or proceedings relating to this Agreement (“Proceedings”), each party irrevocably:—

(i) submits to the jurisdiction of the English courts, if this Agreement is expressed to be governed by English law, or to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City, if this Agreement is expressed to be governed by the laws of the State of New York; and

(ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party.

Nothing in this Agreement precludes either party from bringing Proceedings in any other jurisdiction (outside, if this Agreement is expressed to be governed by English law, the Contracting States, as defined in Section 1(3) of the Civil Jurisdiction and Judgments Act 1982 or any modification, extension or re-enactment thereof for the time being in force) nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

(c)

Service of Process. Each party irrevocably appoints the Process Agent (if any) specified opposite its name in the Schedule to receive, for it and on its behalf, service of process in any Proceedings. If for any reason any party’s Process Agent is unable to act as such, such party will promptly notify the other party and within 30 days appoint a substitute process agent acceptable to the other party. The parties irrevocably consent to service of process given in the manner provided for notices in Section 12. Nothing in this Agreement will affect the right of either party to serve process in any other manner permitted by law.

(d)

Waiver of Immunities. Each party irrevocably waives, to the fullest extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from (i) suit, (ii) jurisdiction of any court, (iii) relief by way of injunction, order for specific performance or for recovery of property, (iv) attachment of its assets (whether before or after judgment) and (v) execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any Proceedings in the courts of any jurisdiction and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any such immunity in any Proceedings.

14.

Definitions

As used in this Agreement:—

“Additional Termination Event” has the meaning specified in Section 5(b).

“Affected Party” has the meaning specified in Section 5(b).

“Affected Transactions” means (a) with respect to any Termination Event consisting of an Illegality, Tax Event or Tax Event Upon Merger, all Transactions affected by the occurrence of such Termination Event and (b) with respect to any other Termination Event, all Transactions.

“Affiliate” means, subject to the Schedule, in relation to any person, any entity controlled, directly or indirectly, by the person, any entity that controls, directly or indirectly, the person or any entity directly or indirectly under common control with the person. For this purpose, “control” of any entity or person means ownership of a majority of the voting power of the entity or person.

“Applicable Rate” means:—

(a) in respect of obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Defaulting Party, the Default Rate;

(b) in respect of an obligation to pay an amount under Section 6(e) of either party from and after the date (determined in accordance with Section 6(d)(ii)) on which that amount is payable, the Default Rate;

(c) in respect of all other obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Non-defaulting Party, the Non-default Rate; and

(d) in all other cases, the Termination Rate.

“Burdened Party” has the meaning specified in Section 5(b).

“Change in Tax Law” means the enactment, promulgation, execution or ratification of, or any change in or amendment to, any law (or in the application or official interpretation of any law) that occurs on or after the date on which the relevant Transaction is entered into.

“consent” includes a consent, approval, action, authorisation, exemption, notice, filing, registration or exchange control consent.

“Credit Event Upon Merger” has the meaning specified in Section 5(b).

“Credit Support Document” means any agreement or instrument that is specified as such in this Agreement. “Credit Support Provider” has the meaning specified in the Schedule.

“Default Rate” means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the relevant payee (as certified by it) if it were to fund or of funding the relevant amount plus 1% per annum.

 “Defaulting Party” has the meaning specified in Section 6(a).

“Early Termination Date” means the date determined in accordance with Section 6(a) or 6(b)(iv). “Event of Default” has the meaning specified in Section 5(a) and, if applicable, in the Schedule. “Illegality” has the meaning specified in Section 5(b).

“Indemnifiable Tax” means any Tax other than a Tax that would not be imposed in respect of a payment under this Agreement but for a present or former connection between the jurisdiction of the government or taxation authority imposing such Tax and the recipient of such payment or a person related to such recipient (including, without limitation, a connection arising from such recipient or related person being or having been a citizen or resident of such jurisdiction, or being or having been organised, present or engaged in a trade or business in such jurisdiction, or having or having had a permanent establishment or fixed place of business in such jurisdiction, but excluding a connection arising solely from such recipient or related person having executed, delivered, performed its obligations or received a payment under, or enforced, this Agreement or a Credit Support Document).

“law” includes any treaty, law, rule or regulation (as modified, in the case of tax matters, by the practice of any relevant governmental revenue authority) and “lawful” and “unlawful” will be construed accordingly.

“Local Business Day” means, subject to the Schedule, a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) (a) in relation to any obligation under Section 2(a)(i), in the place(s) specified in the relevant Confirmation or, if not so specified, as otherwise agreed by the parties in writing or determined pursuant to provisions contained, or incorporated by reference, in this Agreement, (b) in relation to any other payment, in the place where the relevant account is located and, if different, in the principal financial centre, if any, of the currency of such payment, (c) in relation to any notice or other communication, including notice contemplated under Section 5(a)(i), in the city specified in the address for notice provided by the recipient and, in the case of a notice contemplated by Section 2(b), in the place where the relevant new account is to be located and (d) in relation to Section 5(a)(v)(2), in the relevant locations for performance with respect to such Specified Transaction.

“Loss” means, with respect to this Agreement or one or more Terminated Transactions, as the case may be, and a party, the Termination Currency Equivalent of an amount that party reasonably determines in good faith to be its total losses and costs (or gain, in which case expressed as a negative number) in connection with this Agreement or that Terminated Transaction or group of Terminated Transactions, as the case may be, including any loss of bargain, cost of funding or, at the election of such party but without duplication, loss or cost incurred as a result of its terminating, liquidating, obtaining or reestablishing any hedge or related trading position (or any gain resulting from any of them). Loss includes losses and costs (or gains) in respect of any payment or delivery required to have been made (assuming satisfaction of each applicable condition precedent) on or before the relevant Early Termination Date and not made, except, so as to avoid duplication, if Section 6(e)(i)(1) or (3) or 6(e)(ii)(2)(A) applies. Loss does not include a party’s legal fees and out-of-pocket expenses referred to under Section 11. A party will determine its Loss as of the relevant Early Termination Date, or, if that is not reasonably practicable, as of the earliest date thereafter as is reasonably practicable. A party may (but need not) determine its Loss by reference to quotations of relevant rates or prices from one or more leading dealers in the relevant markets.

“Market Quotation” means, with respect to one or more Terminated Transactions and a party making the determination, an amount determined on the basis of quotations from Reference Market-makers. Each quotation will be for an amount, if any, that would be paid to such party (expressed as a negative number) or by such party (expressed as a positive number) in consideration of an agreement between such party (taking into account any existing Credit Support Document with respect to the obligations of such party) and the quoting Reference Market-maker to enter into a transaction (the “Replacement Transaction”) that would have the effect of preserving for such party the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that date. For this purpose, Unpaid Amounts in respect of the Terminated Transaction or group of Terminated Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included. The Replacement Transaction would be subject to such documentation as such party and the Reference Market-maker may, in good faith, agree. The party making the determination (or its agent) will request each Reference Market-maker to provide its quotation to the extent reasonably practicable as of the same day and time (without regard to different time zones) on or as soon as reasonably practicable after the relevant Early Termination Date. The day and time as of which those quotations are to be obtained will be selected in good faith by the party obliged to make a determination under Section 6(e), and, if each party is so obliged, after consultation with the other. If more than three quotations are provided, the Market Quotation will be the arithmetic mean of the quotations, without regard to the quotations having the highest and lowest values. If exactly three such quotations are provided, the Market Quotation will be the quotation remaining after disregarding the highest and lowest quotations. For this purpose, if more than one quotation has the same highest value or lowest value, then one of such quotations shall be disregarded. If fewer than three quotations are provided, it will be deemed that the Market Quotation in respect of such Terminated Transaction or group of Terminated Transactions cannot be determined.

“Non-default Rate” means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the Non-defaulting Party (as certified by it) if it were to fund the relevant amount.

“Non-defaulting Party” has the meaning specified in Section 6(a).

“Office” means a branch or office of a party, which may be such party’s head or home office.

“Potential Event of Default” means any event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

“Reference Market-makers” means four leading dealers in the relevant market selected by the party determining a Market Quotation in good faith (a) from among dealers of the highest credit standing which satisfy all the criteria that such party applies generally at the time in deciding whether to offer or to make an extension of credit and (b) to the extent practicable, from among such dealers having an office in the same city.

“Relevant Jurisdiction” means, with respect to a party, the jurisdictions (a) in which the party is incorporated, organised, managed and controlled or considered to have its seat, (b) where an Office through which the party is acting for purposes of this Agreement is located, (c) in which the party executes this Agreement and (d) in relation to any payment, from or through which such payment is made.

“Scheduled Payment Date” means a date on which a payment or delivery is to be made under Section 2(a)(i) with respect to a Transaction.

“Set-off” means set-off, offset, combination of accounts, right of retention or withholding or similar right or requirement to which the payer of an amount under Section 6 is entitled or subject (whether arising under this Agreement, another contract, applicable law or otherwise) that is exercised by, or imposed on, such payer.

“Settlement Amount” means, with respect to a party and any Early Termination Date, the sum of: —

(a) the Termination Currency Equivalent of the Market Quotations (whether positive or negative) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation is determined; and

(b) such party’s Loss (whether positive or negative and without reference to any Unpaid Amounts) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation cannot be determined or would not (in the reasonable belief of the party making the determination) produce a commercially reasonable result.

“Specified Entity” has the meanings specified in the Schedule.

“Specified Indebtedness” means, subject to the Schedule, any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) in respect of borrowed money.

“Specified Transaction” means, subject to the Schedule, (a) any transaction (including an agreement with respect thereto) now existing or hereafter entered into between one party to this Agreement (or any Credit Support Provider of such party or any applicable Specified Entity of such party) and the other party to this Agreement (or any Credit Support Provider of such other party or any applicable Specified Entity of such other party) which is a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions), (b) any combination of these transactions and (c) any other transaction identified as a Specified Transaction in this Agreement or the relevant confirmation.

“Stamp Tax” means any stamp, registration, documentation or similar tax.

“Tax” means any present or future tax, levy, impost, duty, charge, assessment or fee of any nature (including interest, penalties and additions thereto) that is imposed by any government or other taxing authority in respect of any payment under this Agreement other than a stamp, registration, documentation or similar tax.

“Tax Event” has the meaning specified in Section 5(b).

“Tax Event Upon Merger” has the meaning specified in Section 5(b).

“Terminated Transactions” means with respect to any Early Termination Date (a) if resulting from a Termination Event, all Affected Transactions and (b) if resulting from an Event of Default, all Transactions (in either case) in effect immediately before the effectiveness of the notice designating that Early Termination Date (or, if “Automatic Early Termination” applies, immediately before that Early Termination Date).

“Termination Currency” has the meaning specified in the Schedule.

“Termination Currency Equivalent” means, in respect of any amount denominated in the Termination Currency, such Termination Currency amount and, in respect of any amount denominated in a currency other than the Termination Currency (the “Other Currency”), the amount in the Termination Currency determined by the party making the relevant determination as being required to purchase such amount of such Other Currency as at the relevant Early Termination Date, or, if the relevant Market Quotation or Loss (as the case may be), is determined as of a later date, that later date, with the Termination Currency at the rate equal to the spot exchange rate of the foreign exchange agent (selected as provided below) for the purchase of such Other Currency with the Termination Currency at or about 11:00 a.m. (in the city in which such foreign exchange agent is located) on such date as would be customary for the determination of such a rate for the purchase of such Other Currency for value on the relevant Early Termination Date or that later date. The foreign exchange agent will, if only one party is obliged to make a determination under Section 6(e), be selected in good faith by that party and otherwise will be agreed by the parties.

“Termination Event” means an Illegality, a Tax Event or a Tax Event Upon Merger or, if specified to be applicable, a Credit Event Upon Merger or an Additional Termination Event.

“Termination Rate” means a rate per annum equal to the arithmetic mean of the cost (without proof or evidence of any actual cost) to each party (as certified by such party) if it were to fund or of funding such amounts.

“Unpaid Amounts” owing to any party means, with respect to an Early Termination Date, the aggregate of (a) in respect of all Terminated Transactions, the amounts that became payable (or that would have become payable but for Section 2(a)(iii)) to such party under Section 2(a)(i) on or prior to such Early Termination Date and which remain unpaid as at such Early Termination Date and (b) in respect of each Terminated Transaction, for each obligation under Section 2(a)(i) which was (or would have been but for Section 2(a)(iii)) required to be settled by delivery to such party on or prior to such Early Termination Date and which has not been so settled as at such Early Termination Date, an amount equal to the fair market value of that which was (or would have been) required to be delivered as of the originally scheduled date for delivery, in each case together with (to the extent permitted under applicable law) interest, in the currency of such amounts, from (and including) the date such amounts or obligations were or would have been required to have been paid or performed to (but excluding) such Early Termination Date, at the Applicable Rate.  Such amounts of interest will be calculated on the basis of daily compounding and the actual number of days elapsed.  The fair market value of any obligation referred to in clause (b) above shall be reasonably determined by the party obliged to make the determination under Section 6(e) or, if each party is so obliged, it shall be the average of the Termination Currency Equivalents of the fair market values reasonably determined by both parties.

IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

DEUTSCHE BANK AG, NEW YORK BRANCH	HSBC BANK USA, NATIONAL BANK, not in its individual or corporate capacity but solely as Trustee for the Supplemental Interest Trust for Deutsche Alt-A Securities Mortgage Loan Trust, Series 2007-AR2
(Party A)	(Party B)

By: _______/s/ Steven Kessler___________ Name: Steven Kessler Title: Director	By: _______/s/ Fernando Acebedo___________ Name: Fernando Acebedo Title: Vice President
By: _______/s/ Kathleen Yohe___________ Name: Kathleen Yohe Title: Vice President

(Multicurrency-Cross Border)

SCHEDULE

to the

Master Agreement

dated as of February 28, 2007

between

DEUTSCHE BANK AG, NEW YORK BRANCH (“Party A”),

and

HSBC BANK USA, NATIONAL ASSOCIATION, not in its individual or corporate capacity but solely as Trustee for the Supplemental Interest Trust for Deutsche Alt-A Securities Mortgage Loan Trust, Series 2007-AR2 (“Party B”)

All terms used herein and not otherwise defined are given their meaning in the Pooling and Servicing Agreement for Deutsche Alt-A Securities Mortgage Loan Trust, Series 2007-AR2 dated as of February 1, 2007 among Deutsche Alt-A Securities, Inc., as depositor, Wells Fargo Bank, N.A., as master servicer and securities administrator, and HSBC Bank USA, National Association, as trustee (the “Pooling and Servicing Agreement”).

Part 1: Termination Provisions

In this Agreement:-

(a)

“Specified Entity” means in relation to Party A for the purpose of:

Section 5(a)(v), Not applicable.

Section 5(a)(vi), Not applicable.

Section 5(a)(vii), Not applicable.

Section 5(b)(iv), Not applicable.

and in relation to Party B for the purpose of:

Section 5(a)(v), Not applicable.

Section 5(a)(vi), Not applicable.

Section 5(a)(vii), Not applicable.

Section 5(b)(iv), Not applicable.

(b)

“Specified Transaction” will have the meaning specified in Section 14 of this Agreement.

(c)

Events of Default.

(i)

The “Breach of Agreement” provisions of Section 5(a)(ii) will apply to Party A and will not apply to Party B.

(ii)

The “Credit Support Default” provisions of Section 5(a)(iii) will apply to Party A and will not apply to Party B except that Section 5(a)(iii)(1) will apply to Party B solely in respect of Party B’s obligations under Paragraph 3(b) of the Credit Support Annex; provided, however, that notwithstanding anything to the contrary in Section 5(a)(iii)(1), any failure by Party A to comply with or perform any obligation to be complied with or performed by Party A under the Credit Support Annex shall not constitute an Event of Default under Section 5(a)(iii) unless (A) a Required Ratings Downgrade Event has occurred and been continuing for 30 or more Local Business Days and (B) such failure is not remedied on or before the third Local Business Day after notice of such failure is given to Party A.

(iii)

The “Misrepresentation” provisions of Section 5(a)(iv) will apply to Party A and will not apply to Party B.

(iv)

The “Default under Specified Transaction” provisions of Section 5(a)(v) will not apply to Party A and will not apply to Party B.

(v)

“Cross Default” provisions of Section 5(a)(vi) will not apply to Party B and will apply to Party A with a Threshold Amount equal to three percent of the applicable Relevant Entity’s Shareholders’ Equity provided, however, that, notwithstanding the foregoing, an Event of Default shall not occur under either 5(a)(vi)(1) or (2) if: (A) (I) the default, or other similar event or condition referred to in (1) or the failure to pay referred to in (2) is a failure to pay or deliver caused by an error or omission of an administrative or operational nature, and (II) funds or the asset to be delivered were available to such party to enable it to make the relevant payment or delivery when due and (III) such payment or delivery is made within three (3) Local Business Days following receipt of written notice from an interested party of such failure to pay, or (B) such party was precluded from paying, or was unable to pay, using reasonable means, through the office of the party through which it was acting for purposes of the relevant Specified Indebtedness, by reason of force majeure, act of State, illegality or impossibility.

(vi)  “Specified Indebtedness” will have the meaning specified in Section 14, except that such term shall not include obligations in respect of deposits received in the ordinary course of Party A’s banking business.

(vii)

 “Bankruptcy” provisions of Section 5(a)(vii) will apply to Party A and Party B; provided that clauses (2), (7) and (9) thereof shall not apply to Party B; provided further that clause (4) thereof shall not apply to Party B with respect to proceedings or petitions instituted or presented by Party A or any Affiliate of Party A; provided further that clause (6) shall not apply to Party B to the extent that it refers to (i) any appointment that is contemplated or effected by the Trust Agreement (as defined below) or (ii) any appointment to which Party B has not become subject; and provided further that clause (8) shall not apply to Party B to the extent that clause (8) relates to clauses (2), (4), (6) and (7) (except to the extent that such provisions are not disapplied to Party B).

(viii) “Relevant Entity” means Party A and any guarantor under an Eligible Guarantee in respect of all of Party A’s present and future obligations under this Agreement.

(ix) “Shareholders’ Equity” shall mean an amount determined by reference to the relevant party’s most recent consolidated (quarterly, in the case of a U.S. incorporated party) balance sheet and shall include, in the case of a U.S. incorporated party, legal capital, paid-in capital, retained earnings and cumulative translation adjustments.  Such balance sheet shall be prepared in accordance with accounting principles that are generally accepted in such party’s country of organization.

(x)  Notwithstanding Sections 5(a)(i) and 5(a)(iii), any failure by Party A to comply with or perform any obligation to be complied with or performed by Party A under the credit support annex entered into between Party A and Party B in relation to this Master Agreement shall not be an Event of Default unless (A) the Second Rating Trigger Requirements apply and at least 30 Local Business Days have elapsed since the last time the Second Rating Trigger Requirements did not apply and (B) such failure is not remedied on or before the third Local Business Day after notice of such failure is given to Party A.

(d)

Termination Events.

(i)

The “Tax Event” provisions of Section 5(b)(ii) will apply to Party A and Party B; provided that Section 5(b)(ii) shall be amended by deleting the words “(x) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y).”

(ii)

The “Tax Event Upon Merger” provisions of Section 5(b)(iii) will not apply to Party A and will not apply to Party B.  Party A shall not be entitled to designate an Early Termination Date by reason of a Tax Event upon Merger in respect of which it is the Affected Party.

(iii)

The “Credit Event Upon Merger” provisions of Section 5(b)(iv) will not apply to Party A and will not apply to Party B.

(e)    The “Transfer to Avoid Termination Event” provision of Section 6(b)(ii) shall be amended by deleting the words “or if a Tax Event upon Merger occurs and the Burdened Party is the Affected Party.”

 (f)

The “Automatic Early Termination” provision of Section 6(a) will not apply to Party A and will not apply to Party B.

(g)

Payments on Early Termination. For the purpose of Section 6(e) of this Agreement, Market Quotation and the Second Method will apply.

(h)

“Termination Currency” means USD.

(i)

Timing of Party B Termination Payment.  If an amount calculated as being due in respect of an Early Termination Date under Section 6(e) of this Agreement is an amount to be paid by Party B to Party A then, notwithstanding the provisions of Section 6(d)(ii) of this Agreement, such amount will be payable on the Business Day immediately proceeding the first Distribution Date following the date on which the payment would have been payable as determined in accordance with Section 6(d)(ii); provided that if the date on which the payment would have been payable as determined in accordance with Section 6(d)(ii) is a Distribution Date, then the payment will be payable on the date determined in accordance with Section 6(d)(ii).

(j)

Calculations.  Notwithstanding Section 6 of this Agreement, so long as Party A is (A) the sole Affected Party in respect of an Additional Termination Event or a Tax Event Upon Merger or (B) the Defaulting Party in respect of any Event of Default, paragraphs (i) to (vi) below shall apply:

(i)

The definition of "Market Quotation" shall be deleted in its entirety and replaced with the following:

""Market Quotation" means, with respect to one or more Terminated Transactions, a Firm Offer which is (1) made by a Reference Market-maker that is an Eligible Replacement, (2) for an amount that would be paid to Party B (expressed as a negative number) or by Party B (expressed as a positive number) in consideration of an agreement between Party B and such Reference Market-maker to enter into a transaction (the "Replacement Transaction") that would have the effect of preserving for such party the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transactions or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that Date, (3) made on the basis that Unpaid Amounts in respect of the Terminated Transaction or group of Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included and (4) made in respect of a Replacement Transaction with terms substantially the same as those of this Agreement (save for the exclusion of provisions relating to Transactions that are not Terminated Transactions)."

(ii)

The definition of "Settlement Amount" shall be deleted in its entirety and replaced with the following:

""Settlement Amount" means, with respect to any Early Termination Date, an amount (as determined by Party B) equal to the Termination Currency Equivalent of the amount (whether positive or negative) of any Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions that is accepted by Party B so as to become legally binding, Provided that:

(1)

If, on the day falling ten Local Business Days after the day on which the Early Termination Date is designated or such later day as Party B may specify in writing to Party A (but in either case no later than the Early Termination Date) (such day the "Latest Settlement Amount Determination Day"), no Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions has been accepted by Party B so as to become legally binding and one or more Market Quotations have been made and remain capable of becoming legally binding upon acceptance, the Settlement Amount shall equal the Termination Currency Equivalent of the amount (whether positive or negative) of the lowest of such Market Quotations; and

(2)

If, on the Latest Settlement Amount Determination Day, no Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions is accepted by Party B so as to become legally binding and no Market Quotations have been made and remain capable of becoming legally binding upon acceptance, the Settlement Amount shall equal Party B's Loss (whether positive or negative and without reference to any Unpaid amounts) for the relevant Terminated Transaction or group of Terminated Transactions.

(iii)

For the purpose of paragraph (4) of the definition of Market Quotation, Party B shall determine in its sole discretion, acting in a commercially reasonable manner, whether a Firm Offer is made in respect of a Replacement Transaction with terms substantially the same as those of this Agreement (save for the exclusion of provisions relating to Transactions that are not Terminated Transactions).

(iv)

At any time on or before the Latest Settlement Amount Determination Day at which two or more Market Quotations remain capable of becoming legally binding upon acceptance, Party B shall be entitled to accept only the lowest of such Market Quotations.

(v)

if Party B requests Party A in writing to obtain Market Quotations, Party A shall use its reasonable efforts to do so before the Latest Settlement Amount Determination Day.

(vi)

If the Settlement Amount is a negative number, Section 6(e)(i)(3) of this Agreement shall be deleted in its entirety and replaced with the following:

"Second Method and Market Quotation. If Second Method and Market Quotation apply, (1) Party B shall pay to Party A an amount equal to the absolute value of the Settlement Amount in respect of the Terminated Transactions, (2) Party B shall pay to Party A the Termination Currency Equivalent of the Unpaid Amounts owing to Party A and (3) Party A shall pay to Party B the Termination Currency Equivalent of the Unpaid Amounts owing to Party B, Provided that, (i) the amounts payable under (2) and (3) shall be subject to netting in accordance with Section 2(c) of this Agreement and (ii) notwithstanding any other provision of this Agreement, any amount payable by Party A under (3) shall not be netted-off against any amount payable by Party B under (1)."

 (j)

Additional Termination Events will apply. Each of the following shall constitute an Additional Termination Event:

(A)

First Rating Trigger Collateral. Party A has failed to comply with or perform any obligation to be complied with or performed by Party A in accordance with the Credit Support Document and either (A) the Second Rating Trigger Requirements do not apply or (B) less than 30 Local Business Days have elapsed since the last time the Second Rating Trigger Requirements (as defined below) did not apply.   Party A shall be the sole Affected Party with respect to this Additional Termination Event.

(B)

Second Rating Trigger Replacement.  (A) The Second Rating Trigger Requirements apply and 30 or more Local Business Days have elapsed since the last time the Second Rating Trigger Requirements did not apply and (B) (i) at least one Eligible Replacement has made a Firm Offer (which remains capable of becoming legally binding upon acceptance) to be the transferee of a transfer to be made in accordance with Part 5(f)(ii) below and/or (ii) at least one entity with the First Trigger Required Ratings and/or the Second Trigger Required Ratings has made a Firm Offer (which remains capable of becoming legally binding upon acceptance by the offeree) to provide an Eligible Guarantee in respect of all of Party A’s present and future obligations under this Agreement.   Party A shall be the sole Affected Party with respect to this Additional Termination Event.

The “Second Rating Trigger Requirements” applies when no Relevant Entity has credit ratings at least equal to the Second Trigger Required Ratings.

“Firm Offer” means an offer which, when made, was capable of becoming legally binding upon acceptance.

(C) Ratings Event.  Party A fails to comply with the downgrade provisions as set forth in Part 5(n) under the heading “Ratings Event”, after giving effect to the relevant timeframe specified therein, and (i) at least one Eligible Replacement has made a Firm Offer (which remains capable of becoming legally binding upon acceptance) to be the transferee of a transfer to be made in accordance with Part 5(e)(ii) below and/or (ii) at least one entity with the Hedge Counterparty Ratings Requirement has made a Firm Offer (which remains capable of becoming legally binding upon acceptance by the offeree) to provide an Eligible Guarantee in respect of all of Party A’s present and future obligations under this Agreement.  For the purpose of the foregoing Termination Event, Party A shall be the sole Affected Party.

(D)

Supplemental Pooling and Servicing Agreement without Party A’s Prior Written Consent. Party B enters into an amendment and or supplement to the Pooling and Servicing Agreement or other modification to the Pooling and Servicing Agreement that could reasonably be expected to have a material adverse effect on Party A without the prior written consent of Party A where such consent is required under the Pooling and Servicing Agreement. For the purpose of the foregoing Termination Event, Party B shall be the sole Affected Party.

(E)

Regulation AB.  Party A shall fail to comply with the provisions of Part 5(m) within thirty (30) days after notice has been given thereunder.  Party A shall be the sole Affected Party.

Part 2: Tax Representations

(a)

Payer Tax Representations. For the purpose of Section 3(e) of this Agreement, Party A will make the following representation:

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Sections 2(e), 6(d)(ii) or 6(e) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on (i) the accuracy of any representation made by the other party pursuant to Section 3(f) of this Agreement, (ii) the satisfaction(s) of the agreement of the other party contained in Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement; and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement, provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) of this Agreement by reason of material prejudice to its legal or commercial position.

(b)     Payee Tax Representations.

Party A Payee Tax Representations.  For the purpose of Section 3(f), Party A makes the following representations:

It is a “foreign person” within the meaning of the applicable U.S. Treasury Regulations concerning information reporting and backup withholding tax (as in effect on January 1, 2001), unless Party A provides written notice to Party B that it is no longer a foreign person. In respect of any Transaction it enters into through an office or discretionary agent in the United States or which otherwise is allocated for United States federal income tax purposes to such United States trade or business, each payment received or to be received by it under such Transaction will be effectively connected with its conduct of a trade or business in the United States.

Party B Payee Tax Representations.  For the purpose of Section 3(f), Party B makes the following representation:

Party B represents that it is a “United States person” as such term is defined in Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended.

Part 3:

Agreement to Deliver Documents

(a)

Tax forms, documents or certificates to be delivered are:

Party required to deliver document	Form/Document/Certificate	Date by which to be delivered
Party A and Party B

Subject to Section 4(a)(iii), any document required or reasonably requested to allow the other party to make payments under this Agreement without any deduction or withholding for or on the account of any Tax or with such deduction or withholding at a reduced rate.

(i) promptly upon reasonable demand by either party, (ii) within 30 days of the execution and (iii) promptly upon learning that any such document provided by Party A has become obsolete or incorrect.

(b)

Other Documents to be delivered are:

Party required to deliver document	Form/Document/Certificate	Date by which to be delivered	Covered by Section 3(d) representation
Party A and Party B

Any documents required or reasonably requested by the receiving party to evidence authority of the delivering party or its Credit Support Provider, if any, to execute and deliver this Agreement, any Confirmation, any Credit Support Documents or any other document entered into in connection with this Agreement to which it is a party, and to evidence the authority of the delivering party to its Credit Support Provider to perform its obligations under this Agreement, such Confirmation, Credit Support Document and/or any other document entered into in connection with this Agreement, as the case may be.

		Upon execution of this Agreement.	Yes
Party A and Party B

A certificate of an authorized officer of the party, as to the incumbency and authority of the respective officers of the party signing this Agreement, any relevant Credit Support Document, any Confirmation or any other document entered into in connection with this Agreement,, as the case may be.

		Upon execution of this Agreement.	Yes
Party A and Party B	An executed copy of the Disclosure Agreement relating to the Prospectus Supplement	On the date of such Prospectus Supplement	Yes
Party A and Party B	An opinion of counsel to such party reasonably satisfactory in form and substance to the other party.	Upon execution of this Agreement.	No

Part 4: Miscellaneous

(a)

Addresses for Notices. For the purposes of Section 12(a) of this Agreement:

Party A:

Any notice to Party A relating to a particular Transaction shall be delivered to the address or facsimile number specified in the Confirmation of such Transaction.

Any notice delivered for purposes of Sections 5 and 6 (other than notices under Sections 5(a)(i) with respect to Party A) of this Agreement shall be delivered to the following address:

Deutsche Bank AG, Head Office

Taunusanlage 12

60262 Frankfurt

Germany

Attention: Legal Department

Fax No: 0049 69 910 36097

Party B:

Address for notices or communications to Party B:-

HSBC Bank USA, National Association

Corporate Trust

452 Fifth Avenue

CTLA – Structured Finance

New York, NY 10018-2706

Attention: Deutsche Alt-A Securities Mortgage Loan Trust, Series  ~~2007-AR2~~

Facsimile No.: (212) 525-1300

With a copy to:

Wells Fargo Bank, N.A.

9062 Old Annapolis Road

Columbia, MD 21045

Attention: Client Manager DBALT 2007-AR2

Telephone: 410-884-2000

Facsimile No.: (410) 715-2380

(b)

Process Agent. For the purposes of Section 13(c) of this Agreement:

Party A appoints as its Process Agent: Not Applicable ..

Party B appoints as its Process Agent:  Not Applicable.

(c)

Offices. The provisions of Section 10(a) will not apply to this Agreement.

(d)

Multibranch Party. For the purpose of Section 10(c) of this Agreement:

Party A is not a Multibranch Party.

Party B is not a Multibranch Party.

(e)

Calculation Agent. The Calculation Agent is Party A; provided however, if an Event of Default occurs and is continuing with respect to Party A, then the Calculation Agent shall be Party B or Party B shall be entitled to appoint a financial institution which would qualify, as a Reference Market-maker to act as Calculation Agent.

(f)

Credit Support Document. Credit Support Document means the credit support annex entered into between Party A and Party B in relation to this Agreement, and with respect to Party A, any Eligible Guarantee, if applicable.

 (g)

Credit Support Provider.

Credit Support Provider means in relation to Party A: (1) Party A in its capacity as a party to the Credit Support Document and (2) the guarantor under any Eligible Guarantee, and in relation to Party B, Party B in its capacity as a party to the Credit Support Document.

 (h)

Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York (without reference to choice of law doctrine other than Sections 5-1401 and 5-1402 of the New York General Obligations Law).

(i)

Netting of Payments. Subparagraph (ii) of Section 2(c) of this Agreement will apply to all Transactions (in each case starting from the date of this Agreement).

(j)

“Affiliate” will have the meaning specified in Section 14 of this Agreement, provided that Party B shall be deemed to have no Affiliates.

(k)

Jurisdiction. Section 13(b) is hereby amended by: (i) deleting in the second line of subparagraph (i) thereof the word “non-” and (ii) deleting the final paragraph thereof.

(l)

Waiver of Jury Trial. Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding relating to this Agreement or any Credit Support Document. Each party certifies (i) that no representative, agent or attorney of the other party or any Credit Support Provider has represented, expressly or otherwise, that such other party would not, in the event of such a suit, action or proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other party have been induced to enter into this Agreement and provide for any Credit Support Document, as applicable, by, among other things, the mutual waivers and certifications in this Section.

(m)

Severability.  If any term, provision, covenant, or condition of this Agreement, or the application thereof to any party or circumstance, shall be held to be illegal, invalid or unenforceable (in whole or in part) for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Agreement had been executed with the illegal, invalid or unenforceable portion eliminated, so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits or expectations of the parties to this Agreement.

(n)

Notice to Moody’s.  Notwithstanding any other provision of this Agreement, this Agreement shall not be amended, no Early Termination Date shall be effectively designated by Party B, and no transfer of any rights or obligations under this Agreement shall be made (other than a transfer of all of Party A’s rights and obligations with respect to this Agreement in accordance with Part 5(e)(ii) above) unless Moody’s has been given prior written notice of such amendment, designation or transfer.

Part 5: Other Provisions

(a)

Section 3(a) of this Agreement is hereby amended to include the following additional representations after paragraph 3(a)(v):

(vi)

Eligible Contract Participant. It is an "eligible contract participant" as defined in the U.S. Commodity Exchange Act.

(vii)

Individual Negotiation. This Agreement and each Transaction hereunder is subject to individual negotiation by the parties.

(viii)

Relationship between Party A and Party B. Each of Party A and Party B will be deemed to represent to the other on the date on which it enters into a Transaction or an amendment thereof that (absent a written agreement between Party A and Party B that expressly imposes affirmative obligations to the contrary for that Transaction):

(1)

Principal. Party A is acting as principal and not as agent when entering into this Agreement and each Transaction.  Party B is acting not in its individual capacity but solely as Trustee on behalf of the Supplemental Interest Trust.

(2)

Non-Reliance. Party A is acting for its own account and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisors as it has deemed necessary. Party B is acting not in its individual capacity but solely as Trustee on behalf of the Supplemental Interest Trust.  It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of that Transaction.

(3)

Evaluation and Understanding. It is capable of evaluating and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of this Agreement and each Transaction hereunder. It is also capable of assuming, and assumes, all financial and other risks of this Agreement and each Transaction hereunder.

(4)

Status of Parties. The other party is not acting as a fiduciary or an advisor for it in respect of that Transaction.

(b)

Third-Party Beneficiary. Party B agrees with Party A that Party A shall be an express third-party beneficiary of the Pooling and Servicing Agreement.

( ~~c )~~

No Set-off.   Notwithstanding any provision of this Agreement or any other existing or future agreements, each of Party A and Party B irrevocably waives as to itself any and all contractual rights it may have to set off, net, recoup or otherwise withhold or suspend or condition its payment or performance of any obligation to the other party under this Agreement against any obligation of one party hereto to the other party hereto arising outside of this Agreement (which Agreement includes without limitation, the Master Agreement to which this Schedule is attached, this Schedule and the Confirmation) except as expressly provided for in Section 2(c) or Section 6.  Section 6(e) shall be amended by the deletion of the following sentence: “The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off.”

(d)

No Netting of Payments on Early Termination ..  Notwithstanding any provision of this Agreement or any other existing or future agreements to the contrary, payments on Early Termination determined pursuant to Section 6(e) shall be determined separately for each Transaction under this Agreement and the netting provisions of Section 2(c) of this Agreement shall not apply to such payments.  If due to the inapplicability of Section 2(c) both Parties will be making a Payment on Early Termination pursuant to Section 6(e), either party may at its option and in its sole discretion notify the other party that payments on that date are to be made in escrow.  In this case deposit of the payment by the party giving the notice shall be made with an escrow agent selected by the party giving the notice, accompanied by irrevocable payment instructions (A) to release the deposited payment to the intended recipient upon receipt by the escrow agent of the required deposit of the corresponding payment from the other party by 11:00pm New York Time accompanied by irrevocable payment instructions to the same effect or (B) if the required deposit of the corresponding payment is not made by 11:00pm New York Time, to return the payment deposited to the party that paid it into escrow.  The party that elects to have payments made in escrow shall pay the costs of the escrow arrangements.

(e)

Transfer.

(i) Section 7 of this Agreement shall not apply to Party A and, subject to Section 6(b)(ii) (provided that to the extent Party A makes a transfer pursuant to Section 6(b)(ii) it will provide a prior written notice to the Rating Agencies of such transfer) and Part 5(e)(ii) below, Party A may not transfer (whether by way of security or otherwise) any interest or obligation in or under this Agreement without first satisfying the Rating Agency Condition and without the prior written consent of Party B.

 (ii) Subject to Part 5(n) below, Party A may (at its own cost) transfer all or substantially all of its rights and obligations with respect to this Agreement to any other entity (a “Transferee”) that is an Eligible Replacement through a novation or other assignment and assumption agreement or similar agreement in form and substance reasonably satisfactory to Party B; provided that (A) Party B shall determine in its sole discretion, acting in a commercially reasonable manner, whether or not a transfer relates to all or substantially all of Party A’s rights and obligations under this Agreement, (B) as of the date of such transfer the Transferee will not be required to withhold or deduct on account of a Tax from any payments under this Agreement unless the Transferee will be required to make payments of additional amounts pursuant to Section 2(d)(i)(4) of this Agreement in respect of such Tax, (C) a Termination Event or Event of Default does not occur under this Agreement as a result of such transfer and (D) Party A receives confirmation from each Rating Agency (other than Moody’s) that transfer to the Transferee does not violate the Rating Agency Condition.  Following such transfer, all references to Party A shall be deemed to be references to the Transferee.

(iii) If an entity has made a Firm Offer (which remains capable of becoming legally binding upon acceptance) to be the transferee of a transfer to be made in accordance with Part 5(e)(ii) above, Party B shall (at Party A’s cost) at Party A’s written request, take any reasonable steps required to be taken by it to effect such transfer.

(iv) Except as specified otherwise in the documentation evidencing a transfer, a transfer of all the obligations of Party A made in compliance with this Part 5(e) will constitute an acceptance and assumption of such obligations (and any related interests so transferred) by the Transferee, a novation of the transferee in place of Party A with respect to such obligations (and any related interests so transferred), and a release and discharge by Party B of Party A from, and an agreement by Party B not to make any claim for payment, liability, or otherwise against Party A with respect to, such obligations from and after the effective date of the transfer.

(f)

Amendments. Section 9(b) is hereby amended by adding at the end thereof the sentence: “In addition, any amendment or modification of this Agreement shall be subject to the Rating Agency Condition.”

(g)

Amendments to Operative Documents. Party B agrees that it will obtain Party A’s written consent (which consent shall not be unreasonably withheld) prior to amending or supplementing the Pooling and Servicing Agreement (or any other transaction document), if such amendment and/or supplement would: (a) materially adversely affect any of Party A’s rights or obligations hereunder; or (b) modify the obligations of, or impact the ability of, Party B to fully perform any of Party B’s obligations hereunder.

(h)

No Bankruptcy Petition. Party A agrees that it will not, until a period of one year and one day or, if longer the applicable preference period, after the payment in full of all of the Certificates, acquiesce, petition, invoke or otherwise cause Party B to invoke the process of any governmental authority for the purpose of commencing or sustaining a case (whether voluntary or involuntary) against Party B under any bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of Party B or any substantial part of its property or ordering the winding-up or liquidation of the affairs of Party B; provided, that this provision shall not restrict or prohibit Party A from joining any other person, including, without limitation, Party B, in any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings already commenced or other analogous proceedings already commenced under applicable law.  This Part 5(h) shall survive the termination of this Agreement.

( ~~i )~~

Deduction or Withholding for Tax.  The provisions of Section 2(d)(i)(4) will not apply to Party B as Party X therein and 2(d)(ii) will not apply to Party B as Party Y therein and Party B shall not be required to pay any additional amounts referred to therein.

(j)

Consent to Recording.  Each party (i) consents to the recording of the telephone conversations of trading and marketing and/or other personnel of the parties  in connection with this Agreement or any potential Transaction; (ii) agrees to obtain any necessary consent of and give notice of such recording to such personnel of it; and (iii) agrees that recordings may be submitted in evidence in any Proceedings relating to this Agreement.

(k)

Trustee Capacity.  It is expressly understood and agreed by the parties hereto that (i) this Agreement is executed and delivered by HSBC Bank USA, National Association not individually or personally but solely as trustee of the Supplemental Interest Trust, in the exercise of the powers and authority conferred and vested in it, (ii) each of the representations, undertakings and agreements herein made on the part of the Supplemental Interest Trust is made and intended not as personal representations, undertakings and agreements by HSBC Bank USA, National Association but is made and intended for the purpose of binding only the Supplemental Interest Trust, (iii) nothing herein contained shall be construed as creating any liability on the part of HSBC Bank USA, National Association, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (iv) under no circumstances shall HSBC Bank USA, National Association be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by Supplemental Interest Trust under this Agreement.

 (1)

Trustee’s Representation.  HSBC Bank USA, National Association, as trustee of the Issuer and of the Supplemental Interest Trust, represents and warrants that:

It has been directed under the Pooling and Servicing Agreement to enter into this Agreement and each confirmation evidencing a Transaction hereunder as trustee on behalf of the Issuer and the Supplemental Interest Trust.

(m)

Compliance with Regulation AB.  For purposes of Item 1115 of Subpart 229.1100 – Asset Backed Securities (Regulation AB) (17 C.F.R. §§229.1100 - 229.1123) (“Regulation AB”) under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as amended and interpreted by the Securities and Exchange Commission and its staff, if DB Structured Products, Inc., as sponsor, or Party B makes a determination, acting reasonably and in good faith, that (x) the applicable "significance percentage" with respect to this Agreement has been or will, within 30 days, be reached, and (y) it has a reporting obligation under the Exchange Act, then Party A shall, within thirty (30) days after notice to that effect, at its sole expense, take one of the following actions (each subject to satisfaction of the Rating Agency Condition): (1) provide (including, if permitted b Regulation AB, provision by reference to reports filed pursuant to the Exchange Act or otherwise publicly available information): (A) the financial data required by Item 301 of Regulation S-K (17 C.F.R. §229.301), pursuant to Item 1115(b)(1); (B) financial statements meeting the requirements of Regulation S-X (17 C.F.R. §§ 210.1-01 through 210.12-29, but excluding 17 C.F.R. § 210.3-05 and Article 11 of Regulation S-X (17 C.F.R. §§ 210.11-01 through 210.11-03)), pursuant to Item 1115(b)(2); or (C) such other financial information as may at the time be required or permitted to be provided in satisfaction of the requirements of Item 1115(b); or (2) deliver collateral (which shall be either USD cash or Permitted Investments) pursuant to an ISDA Credit Support Annex (subject to New York Law) in an amount sufficient to reduce the "significance percentage" below the requirements of Item 1115(b)(1) or of Item 1115(b)(2), respectively (it being understood that if the significance percentage is not so reduced with respect to Item 1115(b)(1) or Item 1115(b)(2), respectively, then Party A shall be required to take the actions set forth in (1) above or (3) below); or (3) secure another entity able to comply with the requirements of Item 1115(b) of Reg AB to replace Party A as party to this Agreement on substantially similar terms, subject to the Rating Agency Condition.

(n)

Downgrade Provisions.

Second Trigger Failure Condition.  So long as the Second Rating Trigger Requirements apply, Party A shall, at its own expense use commercially reasonable efforts, as soon as reasonably practicable, to either (i) furnish an Eligible Guarantee of Party A’s obligations under this Agreement from a guarantor that maintains the First Trigger Required Ratings and/or the Second Trigger Required Ratings or (ii) obtain an Eligible Replacement pursuant to Part 5(e) above that assumes the obligations of Party A under this Agreement (through a novation or other assignment and assumption agreement in form and substance reasonably satisfactory to Party B) or replaces the outstanding Transactions hereunder with transactions on identical terms, except that Party A shall be replaced as counterparty.

Collateralization Event.  It shall be a collateralization event (“Collateralization Event”) if (A) either (i) the unsecured, short-term debt obligations of the Relevant Entity are rated below “A-1” by S&P or (ii) if the Relevant Entity does not have a short-term rating from S&P, the unsecured, long-term senior debt obligations of a Relevant Entity are rated below “A+” by S&P, or (B) the unsecured, long-term senior debt obligations or financial strength ratings of the Relevant Entity are rated below “A” by Fitch, Inc. (“Fitch”).  For the avoidance of doubt, the parties hereby acknowledge and agree that notwithstanding the occurrence of a Collateralization Event, this Agreement and each Transaction hereunder shall continue to be a Swap Agreement for purposes of the Trust Agreement.  Within 30 calendar days from the date a Collateralization Event has occurred and so long as such Collateralization Event is continuing, Party A shall, at its sole expense, either (i) post collateral in an amount required to be posted pursuant to terms of the Credit Support Document (such amount which is the greater of amounts required to be posted by Moody’s, S&P and Fitch), (ii) upon satisfaction of the Rating Agency Condition, furnish an Eligible Guarantee of Party A’s obligations under this Agreement from a guarantor that satisfies the Hedge Counterparty Ratings Requirement or (iii) obtain an Eligible Replacement that (x) upon satisfaction of the Rating Agency Condition (as defined below), assumes the obligations of Party A under this Agreement (through an assignment and assumption agreement in form and substance reasonably satisfactory to Party B) or (y) having provided prior written notice to S&P and Fitch, replaces the outstanding Transactions hereunder with transactions on identical terms, except that Party A shall be replaced as counterparty; provided that such Eligible Replacement, as of the date of such assumption or replacement, will not, as a result thereof, be required to withhold or deduct on account of tax under the Agreement or the new Transactions, as applicable, and such assumption or replacement will not lead to a Termination Event or Event of Default occurring under the Agreement or new Transactions, as applicable.

Ratings Event.  It shall be a ratings event (“Ratings Event”) if at any time after the date hereof, the Relevant Entity shall fail to satisfy the Hedge Counterparty Ratings Threshold or the Relevant Entity is no longer rated by S&P.  Within 30 calendar days (or, in the case of a failure to meet the requirements of subparagraph (a) of the definition of “Hedge Counterparty Ratings Threshold”, within 10 Local Business Days) from the date a Ratings Event has occurred and so long as such Ratings Event is continuing, Party A shall, at its sole expense, (i) obtain an Eligible Replacement that (x) upon satisfaction of the Rating Agency Condition, assumes the obligations of Party A under this Agreement (through an assignment and assumption agreement in form and substance reasonably satisfactory to Party B) or (y) having provided prior written notice to S&P and Fitch, replaces the outstanding Transactions hereunder with transactions on identical terms, except that Party A shall be replaced as counterparty; provided that such Eligible Replacement, as of the date of such assumption or replacement, will not, as a result thereof, be required to withhold or deduct on account of tax under the Agreement or the new Transactions, as applicable, and such assumption or replacement will not lead to a Termination Event or Event of Default occurring under the Agreement or new Transactions, as applicable, or (ii) upon satisfaction of the Rating Agency Condition, furnish an Eligible Guarantee of Party A’s obligations under this Agreement from a guarantor that satisfies the Hedge Counterparty Ratings Requirement and (iii) upon the occurrence of a Ratings Event, Party A shall immediately be required to post collateral in an amount required to be posted pursuant to terms of the Credit Support Document (such amount which is the greater of amounts required to be posted by Moody’s, S&P and Fitch).

(o)

Certain Definitions.  Capitalized terms used and not otherwise defined in this Agreement shall have the meaning assigned to such term in the Pooling and Servicing Agreement.

(p)

Additional Definitions. Section 14 is hereby amended by adding the following definitions in their appropriate alphabetical order:

“Eligible Guarantee” means an unconditional and irrevocable guarantee that is provided by a guarantor as principal debtor rather than surety and is directly enforceable by Party B, where either (A) a law firm has given a legal opinion confirming that none of the guarantor’s payments to Party B under such guarantee will be subject to withholding for Tax or (B) such guarantee provides that, in the event that any of such guarantor’s payments to Party B are subject to withholding for Tax, such guarantor is required to pay such additional amount as is necessary to ensure that the net amount actually received by Party B (free and clear of any withholding tax) will equal the full amount Party B would have received had no such withholding been required.

“Eligible Replacement” means a Transferee (as defined in Part 5(e)(ii) herein) (i)(A) with the First Trigger Required Ratings and/or Second Trigger Required Ratings or (B) whose present or future obligations owing to Party B are guaranteed pursuant to an Eligible Guarantee provided by a guarantor with a First Trigger Required Ratings and/or Second Trigger Required Ratings and (ii) with the ratings specified in the definition of Hedge Counterparty Ratings Requirement below.

“First Trigger Required Ratings” means, with respect to an entity, either (i) where the entity is the subject of a Moody’s Short-term Rating, such entity’s Moody’s Short-term Rating is “Prime-1” and the entity’s long-term, unsecured and unsubordinated debt or counterparty obligations are rated “A2” or above by Moody’s or (ii) where the entity is not the subject of a Moody’s Short-term Rating, its long-term, unsecured and unsubordinated debt or counterparty obligations are rated “A1” or above by Moody’s.

“Hedge Counterparty Ratings Threshold” means, with respect to S&P, (a) the unsecured,  long-term senior debt obligations of Party A (or its Credit Support Provider) are rated at least “BBB+” by S&P, and with respect to Fitch, (b) either (i) the unsecured, senior debt obligations or financial strength ratings of Party A (or its Credit Support Provider), are rated at least “BBB+” by Fitch or (ii) the unsecured, short-term debt obligations (if any) of Party A , are rated at least “F2” by Fitch.

“Hedge Counterparty Ratings Requirement” means (a) either (i) the unsecured, short-term debt obligations of the substitute counterparty (or its Credit Support Provider) are rated at least “A-1” by S&P or (ii) if the substitute counterparty does not have a short-term rating from S&P, the unsecured, long-term senior debt obligations of the substitute counterparty (or its Credit Support Provider) are rated at least “A+” by S&P, and (b) either (i) the unsecured, long-term senior debt obligations of such substitute counterparty (or its Credit Support Provider) are rated at least “A” by Fitch or (ii) the unsecured, short-term debt obligations of such substitute counterparty (or its Credit Support Provider) are rated at least “F1” by Fitch. For the purpose of this definition, no direct or indirect recourse against one or more shareholders of the substitute counterparty (or against any Person in control of, or controlled by, or under common control with, any such shareholder) shall be deemed to constitute a guarantee, security or support of the obligations of the substitute counterparty.

“Moody’s” means Moody’s Investor Services, Inc.

“Moody’s Short-term Rating” means a rating assigned by Moody’s under its short-term rating scale in respect of an entity’s short-term, unsecured and unsubordinated debt obligations.

“Rating Agency” means, with respect to any date of determination, each of S&P or Moody’s, to the extent that each such rating agency is then providing a rating for any of the Deutsche Alt-A Securities Mortgage Trust, Series 2007-AR2 Mortgage Pass-Through Certificates Series 2007-AR2 (the “Certificates”) or any notes backed by the Certificates (the “Notes”)."

“Rating Agency Condition” means, with respect to any particular proposed act or omission to act hereunder, that the party acting or failing to act has consulted with each Rating Agency then providing a rating of the Certificates and has received from each Rating Agency a written confirmation that the proposed action or inaction would not cause such Rating Agency to downgrade or withdraw its then-current rating of the Certificates (determined without regard to any financial guaranty insurance policy, if applicable).

“Second Trigger Failure Condition” means any time that no Relevant Entity maintains the Second Trigger Required Ratings.

“Second Trigger Required Ratings” means with respect to an entity (A) either where the entity is the subject of a Moody’s Short-term Rating, such entity’s Moody’s Short-term Rating is “Prime-2” or above and its long-term, unsecured and unsubordinated debt or counterparty obligations are rated “A3” or above by Moody’s, and (B) where such entity is not the subject of a Moody’s Short-term Rating, if the entity’s long-term, unsecured and unsubordinated debt or counterparty obligations are rated “A3” or above by Moody’s.

 “S&P” means Standard & Poor’s Ratings Services, a division of McGraw-Hill, Inc.

IN WITNESS WHEREOF, the parties have executed this document by their duly authorized officers with effect from the date so specified on the first page hereof.

DEUTSCHE BANK AG, NEW YORK BRANCH

HSBC BANK USA, NATIONAL ASSOCIATION, not in its individual or corporate capacity but solely as Trustee for the Supplemental Interest Trust for Deutsche Alt-A Securities Mortgage Loan Trust, Series 2007-AR2

("Party A")	("Party B")
By: /s/ Steven Kessler Name: Steven Kessler Title: Director	By: /s/ Fernando Acebedo Name: Fernando Acebedo Title: Vice President
By: /s/ Kathleen Yohe Name: Kathleen Yohe Title: Vice President

CSA

Elections and Variables

to the ISDA Credit Support Annex

dated as of 28 February 2007

between

DEUTSCHE BANK AG, NEW YORK BRANCH	and

HSBC BANK USA, NATIONAL ASSOCIATION, not in its individual or corporate capacity but solely as Trustee for the Supplemental Interest Trust for Deutsche Alt-A Securities Mortgage Loan Trust, Series 2007-AR2

______________________________________ ("Party A")		_________________________________________ ("Party B")

Paragraph 13.

(a)

Security Interest for "Obligations".

The term "Obligations" as used in this Annex includes the following additional obligations:

With respect to Party A:

None.

With respect to Party B:

None.

(b)

Credit Support Obligations.

(i)

Delivery Amount, Return Amount and Credit Support Amount.

(A)

"Delivery Amount" has the meaning specified in Paragraph 3(a), except that the words "upon a demand made by the Secured Party" shall be deleted and the word "that" on the second line of Paragraph 3(a) shall be replaced with the word "a".  Paragraph 4(b) is hereby amended by the insertion of the words "(i) in respect of a Transfer pursuant to Paragraph 3(b)," immediately prior to the words "if a demand for" and the insertion of the words "; and (ii) in respect of a Transfer pursuant to Paragraph 3(a), the relevant Transfer will be made not later than the close of business on the Local Business Day following the Valuation Date" immediately prior to the period.

(B)

"Return Amount" has the meaning specified in Paragraph 3(b).

(C)

"Credit Support Amount" for a Valuation Date shall mean zero; provided that, if the Threshold in respect of Party A is zero on such Valuation Date, "Credit Support Amount" shall mean one of the following if one of the following specified events have occurred on such Valuation Date:

(i)

if a Moody's Collateralization Event has occurred and is continuing but (a) no Moody's Rating Event has occurred and is continuing or (b) less than 30 Local Business Day have elapsed since the last time that no Moody's Rating Event had occurred and was continuing, "Credit Support Amount" shall mean an amount in USD equal to the greater of (1) the sum of (a) the Secured Party’s Exposure and (b) the sum of the First Trigger Collateral Amounts (as defined below) for all Transactions hereunder and (2) zero;

(ii)

so long as a Moody's Ratings Event has occurred and is continuing and 30 or more Local Business Days have elapsed since the last time that no Moody's Rating Event had occurred and was continuing, "Credit Support Amount" shall mean an amount in USD equal to the greatest of (1) the sum of (a) the Secured Party’s Exposure and (b) the sum of the Second Trigger Collateral Amounts (as defined below) for all Transactions hereunder, (2) the aggregate amount of the Next Payments for all Next Payment Dates and (3) zero; and

(iii)

if a Collateralization Event or an Ratings Event has occurred and is continuing, "Credit Support Amount" shall mean an amount in USD equal to the greater of (1) the sum of (a) the Secured Party's Exposure and (b) the Notional Volatility Buffer and (2) zero.  "Notional Volatility Buffer", as determined by the Valuation Agent for any date, means the product of (i) the Notional Amount of the Transaction on such date, and (ii) the Volatility Buffer Percentage for such date as set out in the table below on such date,

Party A S&P Rating on such date	Remaining Weighted Average Life Maturity up to 3 years	Remaining Weighted Average Life Maturity up to 5 years	Remaining Weighted Average Life Maturity up to 10 years	Remaining Weighted Average Life Maturity up to 30 years
S&P S-T Rating of "A-1" or above	0.00%	0.00%	0.00%	0.00%
S&P S-T Rating of "A-2"	2.75%	3.25%	4.0%	4.75%
S&P S-T Rating of "A-3"	3.25%	4.00%	5.0%	6.25%
S&P L-T Rating of "BB+" or lower	3.50%	4.50%	6.75%	7.50%

L-T Rating means with respect to any Person, the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of such Person.

S-T Rating means with respect to any Person, the unsecured, unguaranteed and otherwise unsupported short-term debt obligations of such Person.

In circumstances where more than one of Paragraph 13(b)(i)(C)(i), (ii) and (iii) apply, the Credit Support Amount shall be calculated by reference to the paragraph which would result in Party A Transferring the greatest amount of Eligible Credit Support.  Under no circumstances will Party A be required to Transfer more Eligible Credit Support than the greatest amount calculated in accordance with one of Paragraph 13(b)(i)(C)(i), (ii) or (iii).

First Trigger Collateral Amount means, in respect of each Transaction hereunder on any date, an amount in USD equal to the Notional Amount of such Transaction on such date multiplied by the Applicable Percentage set forth in the table in Exhibit A hereto.

Second Trigger Collateral Amount means, in respect of each Transaction hereunder on any date, an amount in USD equal to the Notional Amount of such Transaction on such date multiplied by the Applicable Percentage set forth in the applicable table in Exhibit B hereto; provided, that for the first thirty (30) days following the date on which the Second Trigger Collateral Amount becomes applicable, the First Trigger Collateral Amount may still be used.

Next Payment means, in respect of each Next Payment Date, the greater of (i) the amount of any payments due to be made by Party A under Section 2(a) on such Next Payment Date less any payments due to be made by Party B under Section 2(a) on such Next Payment Date (in each case, after giving effect to any applicable netting under Section 2(c)) and (ii) zero.

Next Payment Date means each date on which the next scheduled payment under any Transaction is due to be paid.

(ii)

Eligible Collateral.  On any date, the following items will qualify as "Eligible Collateral" for  Party A:

Collateral	S&P Valuation Percentage	Moody’s First Trigger Valuation Percentage	Moody’s Second Trigger Valuation Percentage
Cash	100.0%	100.0%	100.0%
Fixed-rate negotiable debt obligations issued by the U.S. Treasury Department having a remaining maturity on such date of not more than one year	98.0%	100.0%	100.0%
Fixed-rate negotiable debt obligations issued by the U.S. Treasury Department having a remaining maturity on such date of more than one year but not more than ten years	93.8%	100.0%	94.0%
Fixed-rate negotiable debt obligations issued by the U.S. Treasury Department having a remaining maturity on such date of more than ten years	90.3%	100.0%	87.0%
Fixed-rate U.S. Agency Debentures having a remaining maturity on such date of not more than one year	98.0%	100.0%	99.0%
Fixed-rate U.S. Agency Debentures having a remaining maturity on such date of more than one year but not more than ten years	86.9%	100.0%	93.0%
Fixed-rate U.S. Agency Debentures having a remaining maturity on such date of more than ten years	77.9%	100.0%	86.0%

In circumstances where both Paragraph 13(b)(ii)(A) and (B) apply, the Valuation Percentage for an item of Eligible Collateral shall be calculated by reference to the paragraph which would result in the lower Valuation Percentage for such item of Eligible Collateral.

(iii)

Other Eligible Support.  None.

(iv)

Thresholds.

(A)

"Independent Amount" means with respect to Party A:  Not applicable.

"Independent Amount" means with respect to Party B:  Not applicable.

(B)

“Threshold” means with respect to Party A: infinity; provided that the Threshold with respect to Party A shall be zero for so long as no Relevant Entity has the First Trigger Required Ratings or a Collateralization Event is occurring and (i) no Relevant Entity has had the First Trigger Required Ratings since this Annex was executed, or (ii) at least 30 Local Business Days have elapsed since the last time a Relevant Entity had the First Trigger Required Ratings, or (iii) no Relevant Entity has met the Hedge Counterparty Ratings Requirement since this Annex was executed, or (iv) at least 30 calendar days have elapsed since the last time a Collateralization Event occurred or (v) a Ratings Event is occurring.

“Threshold” means with respect to Party B:  infinity.

(C)

"Minimum Transfer Amount" means with respect to Party A:  $50,000.

"Minimum Transfer Amount" means with respect to Party B:  $50,000.

(D)

Rounding.  The Delivery Amount will be rounded up to the nearest integral multiple of USD $10,000 and the Return Amount will be rounded down to the nearest integral multiple of USD $10,000, provided that this "Rounding" provision shall not apply in respect of any Return Amount payable in respect of any date on which Party B's Exposure is less than or equal to zero.

(c)

Valuation and Timing.

(i)

"Valuation Agent" means Party A.  Calculations by Party A will be made by reference to commonly accepted market sources.

(ii)

"Valuation Date" means, in the event that any of a Moody’s Collateralization Event, a Collateralization Event or a Ratings Event has occurred and is continuing, the first local Business Day of each calendar week.

(iii)

"Valuation Time" means the close of business in the city of the Valuation Agent on the Local Business Day before the Valuation Date or date of calculation, as applicable, provided that the calculations of Value and Exposure will be made as of approximately the same time on the same date.

(iv)

"Notification Time" means 4:00 p.m., London time, on a Local Business Day.

(d)

Conditions Precedent and Secured Party's Rights and Remedies.

No events shall constitute a "Specified Condition."

(e)

Substitution.

(i)

"Substitution Date" has the meaning specified in Paragraph 4(d)(ii).

(ii)

Consent.  The Pledgor must obtain the Secured Party's prior consent to any substitution pursuant to Paragraph 4(d) and shall give to the Secured Party not less than two (2) Local Business Days’ notice thereof specifying the items of Posted Credit Support intended for substitution.

(f)

Dispute Resolution.

(i)

"Resolution Time" means 4:00 p.m. London time on the Local Business Day following the date on which the notice of the dispute is given under Paragraph 5.

(ii)

Value.  For the purpose of Paragraphs 5(i)(C) and 5(ii), on any date, the Value of Eligible Collateral and Posted Collateral will be calculated as follows:

(A)

with respect to any Cash; the amount thereof; and

(B)

with respect to any Eligible Collateral comprising securities; the sum of (a)(x) the last bid price on such date for such securities on the principal national securities exchange on which such securities are listed, multiplied by the applicable Valuation Percentage or (y) where any such securities are not listed on a national securities exchange, the bid price for such securities quoted as at the close of business on such date by any principal market maker for such securities chosen by the Valuation Agent, multiplied by the applicable Valuation Percentage or (z) if no such bid price is listed or quoted for such date, the last bid price listed or quoted (as the case may be), as of the day next preceding such date on which such prices were available; multiplied by the applicable Valuation Percentage; plus (b) the accrued interest on such securities (except to the extent that such interest shall have been paid to the Pledgor pursuant to Paragraph 6(d)(ii) or included in the applicable price referred to in subparagraph (a) above) as of such date.

(iii)

Alternative.  The provisions of Paragraph 5 will apply provided the obligation of the appropriate party to deliver the undisputed amount to the other party will not arise prior to the time that would otherwise have applied to the Transfer pursuant to, or deemed made, under Paragraph 3 if no dispute had arisen.

(g)

Holding and Using Posted Collateral.

(i)

Eligibility to Hold Posted Collateral; Custodians:

A Custodian will be entitled to hold Posted Collateral on behalf of Party B pursuant to Paragraph 6(b); provided that:

(1)     Posted Collateral may be held only in the following jurisdiction: United States.

(2)     The Custodian for Party B (A) is a commercial bank or trust company which is unaffiliated with Party B and organized under the laws of the United States or state thereof, having assets of at least $500 million and a short-term rating of at least (i) P-1 from Moody’s and (ii) A-1 from S&P and a short-term rating from Fitch of at least “F1”, or is the Securities Administrator, and (B) shall hold all Eligible Credit Support in an Eligible Account segregated from any Swap Account and any Cap Account, each as defined in the related Trust Agreement.

Initially, the Custodian for Cash and Securities for Party B is: The Securities Administrator under the Trust Agreement, or any successor trustee thereto.

(ii)

Use of Posted Collateral.  The provisions of Paragraph 6(c) will not apply to Party B.  Therefore, Party B will not have any of the rights specified in Paragraph 6(c)(i) or 6(c)(ii).

(h)

Distributions and Interest Amount.

(i)

Interest Rate.   The "Interest Rate" will be the annualized rate of return actually achieved on Posted Collateral in the form of Cash during the relevant Interest Period.

(ii)

Transfer of Interest Amount.  The Transfer of the Interest Amount will be made on any Local Business Day on which Posted Collateral in the form of Cash is Transferred to the Pledgor pursuant to Paragraph 3(b), provided that such Interest Amount has been received prior thereto.

(iii)

Alternative to Interest Amount.  The provisions of Paragraph 6(d)(ii) will apply.

(i)

Additional Representation(s).

There are no additional representations by either party.

(j)

Demands and Notices.

All demands, specifications and notices under this Annex will be made pursuant to the Notices Section of this Agreement, save that any demand, specification or notice:

(i)  shall be given to or made at the following addresses:

Any notice to Party A relating to a particular Transaction shall be delivered to the address or facsimile number specified in the Confirmation of such Transaction.  Any notice delivered for purposes of Sections 5 and 6 (other than notices under Section 5(a)(i) with respect to Party A) of this Agreement shall be delivered to the following address:

Deutsche Bank AG, Head Office

Taunusanlage 12

60262 Frankfurt

GERMANY

Attention:  Legal Department

Fax No:  0049 69 910 36097

If to Party B:

As set forth in Part 4(a) of the Schedule;

or at such other address as the relevant party may from time to time designate by giving notice (in accordance with the terms of this paragraph)  to the other party;

(ii)

shall (unless otherwise stated in this Annex) be deemed to be effective at the time such notice is actually received unless such notice is received on a day which is not a Local Business Day or after the Notification Time on any Local Business Day in which event such notice shall be deemed to be effective on the next succeeding Local Business Day.

(k)

Address for Transfers.

Party A:

To be notified to Party B by Party A at the time of the request for the Transfer.

Party B:

Wells Fargo Bank, N.A.

9062 Old Annapolis Road

Columbia, MD 21045

Attention: Client Manager DBALT 2007-AR2

Telephone: (410) 884-2000

Facsimile No.: (410) 715-2380

(l)

Other Provisions.

(i)

Additional Definitions

As used in this Annex:

"Equivalent Collateral" means, with respect to any security constituting Posted Collateral, a security of the same issuer and, as applicable, representing or having the same class, series, maturity, interest rate, principal amount or liquidation value and such other provisions as are necessary for that security and the security constituting Posted Collateral to be treated as equivalent in the market for such securities;

"Local Business Day" means: (i) any day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in London, and (ii) in relation to a Transfer of Eligible Collateral, a day on which the clearance system agreed between the parties for the delivery of Eligible Collateral is open for acceptance and execution of settlement instructions (or in the case of a Transfer of Cash or other Eligible Collateral for which delivery is contemplated by other means, a day on which commercial banks are open for business (including dealings for foreign exchange and foreign currency deposits) in New York and such other places as the parties shall agree); and

"transaction-specific hedges" has the meaning given to such term in "Framework for De-linking Hedge Counterparty Risks from Global Structured Finance Cashflow Transactions Moody's Methodology" published by Moody's Investors Service and dated May 25, 2006.

(ii)

Events of Default

Subclause (iii) shall be deleted from Paragraph 7.

.

(iii)

Return of Fungible Securities

In lieu of returning to the Pledgor pursuant to Paragraphs 3(b), 4(d), 5 and 8(d) any Posted Collateral comprising securities the Secured Party may return Equivalent Collateral.

(iv)

Covenants of the Pledgor

So long as the Agreement is in effect, the Pledgor covenants that it will keep the Posted Collateral free from all security interests or other encumbrances created by the Pledgor, except the security interest created hereunder and any security interests or other encumbrances created by the Secured Party; and will not sell, transfer, assign, deliver or otherwise dispose of, or grant any option with respect to any Posted Collateral or any interest therein, or create, incur or permit to exist any pledge, lien, mortgage, hypothecation, security interest, charge, option or any other encumbrance with respect to any Posted Collateral or any interest therein, without the prior written consent of the Secured Party.

(v)

No Counterclaim

A party's rights to demand and receive the Transfer of Eligible Collateral as provided hereunder and its rights as Secured Party against the Posted Collateral or otherwise shall be absolute and subject to no counterclaim, set-off, deduction or defense in favor of the Pledgor except as contemplated in Sections 2 and 6 of the Agreement and Paragraph 8 of this Annex.

(vi)

Holding Collateral

The Secured Party shall cause any Custodian appointed hereunder to open and maintain a segregated account (which shall be an Eligible Account, as defined in the PSA) and to hold, record and identify all the Posted Collateral in such segregated account and, subject to Paragraph 8(a), such Posted Collateral shall at all times be and remain the property of the Pledgor and shall at no time constitute the property of, or be commingled with the property of, the Secured Party or the Custodian.

(vii)

Security and Performance

Eligible Collateral Transferred to the Secured Party constitutes security and performance assurance without which the Secured Party would not otherwise enter into and continue any and all Transactions.

(viii)

Agreement as to Single Secured Party and Pledgor

Party A and Party B agree that, notwithstanding anything to the contrary in the recital to this Annex, Paragraph 1(b), Paragraph 2 or the definitions in Paragraph 12, (a) the term "Secured Party" as used in this Annex means only Party B, (b) the term "Pledgor" as used in this Annex means only Party A, (c) only Party A makes the pledge and grant in Paragraph 2, the acknowledgment in the final sentence of Paragraph 8(a) and the representations in Paragraph 9 and (d) only Party A will be required to make Transfers of Eligible Credit Support hereunder.

(ix)

External Verification of Mark-to-Market Valuations.

On each Valuation Date occurring while a Collateralization Event is continuing, Party A shall provide to S&P not later than the Notification Time on the Local Business Day following such Valuation Date its calculations of Exposure and the S&P Value of any Eligible Credit Support or Posted Credit Support for that Valuation Date.  Every month after the unsecured, unguaranteed and otherwise unsupported long-term debt obligations of each Relevant Entity are rated below BBB+ by S&P, unless otherwise agreed in writing with S&P, Party A will verify its determination of Exposure of the Transaction and any Posted Credit Support on the next Valuation Date by seeking quotations from two (2) Reference Market-makers for their determination of Exposure of the Transaction on such Valuation Date and the Valuation Agent will use the greater of either (a) its own determination or (b) the highest quotation for a Reference Market-maker, if applicable, for the next Valuation Date; provided, that this Paragraph 13(l)(ix) shall only apply to the extent that the Certificates outstanding at such time (as defined in the PSA) are rated higher by S&P than the S&P L-T Rating of Party A; and provided further, that Party A shall not seek verification of its determination of Exposure as described above from the same Reference Market-maker more than four times in any twelve-month period.   Party A shall provide to S&P copies of such verification details.

(x)

Expenses.

Notwithstanding Paragraph 10(a), the Pledgor will be responsible for, and will reimburse the Secured Party for, all transfer costs involved in the Transfer of Eligible Collateral from the Pledgor to the Secured Party (or any agent or custodian for safekeeping of the Secured Party) or from the Secured Party (or any agent or custodian for safekeeping of the Secured Party ) to the Pledgor pursuant to paragraph 4(d).

(xi)

Trustee Capacity.

It is expressly understood and agreed by the parties hereto that (i) this Annex is executed and delivered by HSBC Bank USA, National Association (the Trustee) not individually or personally but solely as trustee of the Supplemental Interest Trust created pursuant to the PSA (the Trust), in the exercise of the powers and authority conferred and vested in it under the PSA, (ii) each of the representations, undertakings and agreements herein made on the part of Party B is made and intended not as personal representations, undertakings and agreements by the Trustee but is made and intended for the purpose of binding only the Trust,  (iii) nothing herein contained shall be construed as creating any liability on the part of the Trustee, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (iv) under no circumstances shall the Trustee be personally liable for the payment of any indebtedness or expenses of Party B or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by Party B under this Annex or any other related documents as to all of which recourse shall be had solely to the assets of the Trust in accordance with the terms of the PSA.

DEUTSCHE BANK AG, NEW YORK BRANCH

HSBC BANK USA, NATIONAL ASSOCIATION, not in its individual or corporate capacity but solely as Trustee for the Supplemental Interest Trust for Deutsche Alt-A Securities Mortgage Loan Trust, Series 2007-AR2

By: /s/ Steven Kessler Name: Steven Kessler Title: Director	By: /s/ Fernando Acebedo Name: Fernando Acebedo Title: Vice President
By: /s/ Kathleen Yohe Name: Kathleen Yohe Title: Vice President

EXHIBIT A

FIRST TRIGGER COLLATERAL AMOUNT APPLICABLE PERCENTAGES

For Transactions that are swaps, caps, floors and transaction-specific hedges:

Weighted Average Life of Hedge in Years	Interest Rate Hedges Weekly Valuation Dates:
Less than 1 year	0.25%
Equal to or greater than 1 year but less than 2 years	0.50%
Equal to or greater than 2 years but less than 3 years	0.70%
Equal to or greater than 3 years but less than 4 years	1.00%
Equal to or greater than 4 years but less than 5 years	1.20%
Equal to or greater than 5 years but less than 6 years	1.40%
Equal to or greater than 6 years but less than 7 years	1.60%
Equal to or greater than 7 years but less than 8 years	1.80%
Equal to or greater than 8 years but less than 9 years	2.00%
Equal to or greater than 9 years but less than 10 years	2.20%
Equal to or greater than 10 years but less than 11 years	2.30%
Equal to or greater than 11 years but less than 12 years	2.50%
Equal to or greater than 12 years but less than 13 years	2.70%
Equal to or greater than 13 years but less than 14 years	2.80%
Equal to or greater than 14 years but less than 15 years	3.00%
Equal to or greater than 15 years but less than 16 years	3.20%
Equal to or greater than 16 years but less than 17 years	3.30%
Equal to or greater than 17 years but less than 18 years	3.50%
Equal to or greater than 18 years but less than 19 years	3.60%
Equal to or greater than 19 years but less than 20 years	3.70%
Equal to or greater than 20 years but less than 21 years	3.90%
Equal to or greater than 21 years but less than 22 years	4.00%
Equal to or greater than 22 years but less than 23 years	4.00%
Equal to or greater than 23 years but less than 24 years	4.00%
Equal to or greater than 24 years but less than 25 years	4.00%
Equal to or greater than 25 years but less than 26 years	4.00%
Equal to or greater than 26 years but less than 27 years	4.00%
Equal to or greater than 27 years but less than 28 years	4.00%
Equal to or greater than 28 years but less than 29 years	4.00%
Equal to or greater than 29 years but less than 30 years	4.00%
Equal to 30 years	4.00%

EXHIBIT B

SECOND TRIGGER COLLATERAL AMOUNT APPLICABLE PERCENTAGES

For Transactions that are swaps (excludes caps, floors and transaction-specific hedges):

Weighted Average Life of Hedge in Years	Interest Rate Swaps Weekly Valuation Dates:
Less than 1 year	0.60%
Equal to or greater than 1 year but less than 2 years	1.20%
Equal to or greater than 2 years but less than 3 years	1.70%
Equal to or greater than 3 years but less than 4 years	2.30%
Equal to or greater than 4 years but less than 5 years	2.80%
Equal to or greater than 5 years but less than 6 years	3.30%
Equal to or greater than 6 years but less than 7 years	3.80%
Equal to or greater than 7 years but less than 8 years	4.30%
Equal to or greater than 8 years but less than 9 years	4.80%
Equal to or greater than 9 years but less than 10 years	5.30%
Equal to or greater than 10 years but less than 11 years	5.60%
Equal to or greater than 11 years but less than 12 years	6.00%
Equal to or greater than 12 years but less than 13 years	6.40%
Equal to or greater than 13 years but less than 14 years	6.80%
Equal to or greater than 14 years but less than 15 years	7.20%
Equal to or greater than 15 years but less than 16 years	7.60%
Equal to or greater than 16 years but less than 17 years	7.90%
Equal to or greater than 17 years but less than 18 years	8.30%
Equal to or greater than 18 years but less than 19 years	8.60%
Equal to or greater than 19 years but less than 20 years	9.00%
Equal to or greater than 20 years but less than 21 years	9.00%
Equal to or greater than 21 years but less than 22 years	9.00%
Equal to or greater than 22 years but less than 23 years	9.00%
Equal to or greater than 23 years but less than 24 years	9.00%
Equal to or greater than 24 years but less than 25 years	9.00%
Equal to or greater than 25 years but less than 26 years	9.00%
Equal to or greater than 26 years but less than 27 years	9.00%
Equal to or greater than 27 years but less than 28 years	9.00%
Equal to or greater than 28 years but less than 29 years	9.00%
Equal to or greater than 29 years but less than 30 years	9.00%
Equal to 30 years	9.00%

For Transactions that are caps, floors, swaps and transaction-specific hedges:

Weighted Average Life of Hedge in Years	Interest Rate Hedges Weekly Valuation Dates:
Less than 1 year	0.75%
Equal to or greater than 1 year but less than 2 years	1.50%
Equal to or greater than 2 years but less than 3 years	2.20%
Equal to or greater than 3 years but less than 4 years	2.90%
Equal to or greater than 4 years but less than 5 years	3.60%
Equal to or greater than 5 years but less than 6 years	4.20%
Equal to or greater than 6 years but less than 7 years	4.80%
Equal to or greater than 7 years but less than 8 years	5.40%
Equal to or greater than 8 years but less than 9 years	6.00%
Equal to or greater than 9 years but less than 10 years	6.60%
Equal to or greater than 10 years but less than 11 years	7.00%
Equal to or greater than 11 years but less than 12 years	7.50%
Equal to or greater than 12 years but less than 13 years	8.00%
Equal to or greater than 13 years but less than 14 years	8.50%
Equal to or greater than 14 years but less than 15 years	9.00%
Equal to or greater than 15 years but less than 16 years	9.50%
Equal to or greater than 16 years but less than 17 years	9.90%
Equal to or greater than 17 years but less than 18 years	10.40%
Equal to or greater than 18 years but less than 19 years	10.80%
Equal to or greater than 19 years but less than 20 years	11.00%
Equal to or greater than 20 years but less than 21 years	11.00%
Equal to or greater than 21 years but less than 22 years	11.00%
Equal to or greater than 22 years but less than 23 years	11.00%
Equal to or greater than 23 years but less than 24 years	11.00%
Equal to or greater than 24 years but less than 25 years	11.00%
Equal to or greater than 25 years but less than 26 years	11.00%
Equal to or greater than 26 years but less than 27 years	11.00%
Equal to or greater than 27 years but less than 28 years	11.00%
Equal to or greater than 28 years but less than 29 years	11.00%
Equal to or greater than 29 years but less than 30 years	11.00%
Equal to 30 years	11.00%

Deutsche Bank Deutsche Bank AG New York 60 Wall Street New York, NY 10005 Telephone: 212-250-5977 Facsimilie: 212-797-8826

To:

HSBC BANK USA, NATIONAL ASSOCIATION, not in its individual or corporate capacity but solely as Trustee for the Supplemental Interest Trust for Deutsche Alt-A Securities Mortgage Loan Trust, Series 2007-AR2

Attn:	Corporate Trust & Loan Agency/DBALT 2007-AR2
Fax No:	212-525-1300
From:	DEUTSCHE BANK AG, NEW YORK BRANCH
Attn:	New York Derivatives Documentation
Telephone No:	212-250-9425
Fax No:	212-797-0779
Email:	NYderivative.documentation@db.com
Reference:	Global No. N576538N
Date:	February 28, 2007

Swap Transaction Confirmation

1.

The purpose of this letter agreement (“Confirmation”) is to confirm the terms and conditions of the Transaction entered into on the Trade Date specified below (the “Transaction”) between Deutsche Bank AG, New York Branch (“DBAG”) and HSBC Bank USA, National Association, not in its individual or corporate capacity but solely as Trustee for the Supplemental Interest Trust for Deutsche Alt-A Securities Mortgage Loan Trust, Series 2007-AR2 (“Counterparty”) created under the Pooling and Servicing Agreement for Deutsche Alt-A Securities Mortgage Loan Trust, Series 2007-AR2 dated as of February 1, 2007 among Deutsche Alt-A Securities, Inc., as depositor, Wells Fargo Bank, N.A., as master servicer and securities administrator, and HSBC Bank USA, National Association, as trustee (the “Pooling and Servicing Agreement”).

The definitions and provisions contained in the 2000 ISDA Definitions (the “2000 Definitions”), as published by the International Swaps and Derivatives Association, Inc. (“ISDA”) are incorporated into this Confirmation.  In the event of any inconsistency between the 2000 Definitions and this Confirmation, this Confirmation will govern for the purposes of the Transaction.  References herein to a “Transaction” shall be deemed to be references to a “Swap Transaction” for the purposes of the 2000 Definitions.  Capitalized terms used in this Confirmation and not defined in this Confirmation or the 2000 Definitions shall have the respective meaning assigned thereto in the Agreement (as herein defined).  Each party hereto agrees to make payment to the other party hereto in accordance with the provisions of this Confirmation and of the Agreement.

2.

This Confirmation supersedes any previous confirmation or other communication with respect to the Transaction and evidences a complete and binding agreement between you and us as to the terms of the Swap Transaction to which this Confirmation relates.  This Confirmation supplements, forms part of, and is subject to the terms and conditions of the ISDA Master Agreement dated as of February 28, 2007, between each of DBAG and Counterparty (the “Agreement”). Capitalized terms used in this Confirmation and not defined in the Agreement, this Confirmation or the 2000 Definitions shall have the respective meaning assigned in the Pooling and Servicing Agreement.

3.

The terms of the particular Swap Transaction to which this Confirmation relates are as follows:

General Terms
Type of Transaction:	Rate Swap
Notional Amount:	With respect to any Calculation Period the amount set forth for such period on Schedule I attached.
Trade Date:	February 23, 2007
Effective Date:	March 25, 2007
Termination Date:	January 25, 2012
Fixed Amounts:
Fixed Rate Payer:	Counterparty
Fixed Rate:	5.14%
Fixed Rate Payer Period End Dates:	The 25th calendar day of each month during the Term of this Transaction, commencing April 25, 2007, and ending on January 25, 2012, with No Adjustments.
Fixed Rate Payer Payment Dates:

The 25th calendar day of each month during the Term of this Transaction, commencing April 25, 2007, and ending on the Termination Date, subject to adjustment in accordance with the Following Business Day Convention.  Early Payment shall be applicable. The Fixed Rate Payer Payment Date shall be one (1) Business Day preceding each Fixed Rate Payer Period End Date.

Fixed Amount:	Notional Amount * Fixed Rate * Fixed Rate Day Count Fraction
Fixed Rate Day Count Fraction:	30/360
Additional Fixed Amount:
Additional Fixed Amount Payer	Party A
Additional Fixed Amount	$338,000
Additional Fixed Amount Payment Date:	February 28, 2007
Floating Amounts:
Floating Rate Payer:	DBAG
Floating Rate Payer Period End Dates:

The 25th calendar day of each month during the Term of this Transaction, commencing April 25, 2007, and ending on January 25, 2012, subject to adjustment in accordance with the Following Business Day Convention.

Floating Rate Payer Payment Dates:

The 25th calendar day of each month during the Term of this Transaction, commencing April 25, 2007, and ending on the Termination Date, subject to adjustment in accordance with the Following Business Day Convention.  Early Payment shall be applicable. The Floating Rate Payer Payment Date shall be one (1) Business Day preceding each Floating Rate Payer Period End Date.

Floating Rate Option:	USD-LIBOR-BBA
Floating Amount:	Notional Amount * Floating Rate Option * Floating Rate Day Count Fraction
Designated Maturity:	One month
Floating Rate Day Count Fraction:	Actual/360
Reset Dates:	The first day of each Calculation Period
Compounding:	Inapplicable
Additional Terms:
Business Days:	New York
Calculation Agent:	DBAG
Account Details and Settlement Information:	Payments to DBAG: Deutsche Bank Trust Company – Americas, New York SWIFT Code: BKTRUS33 ABA# 021001033 Favor of: Deutsche Bank AG, New York Acct. # 01 473 969 Reference: N576538N
Payments to Counterparty: Wells Fargo Bank, NA ABA# 121000248 Account Name: SAS Clearing Account #397077416 FFC to: DBALT 2007-AR2 Certificate Swap Account #50990803

Please confirm that the foregoing correctly sets forth the terms of our agreement by having an authorized officer sign this Confirmation and return it via facsimile to:

Attention: Derivative Documentation

Telephone: 44 20 7547 4755

Facsimile: 44 20 7545 9761

E-mail:derivative.documentation@db.com

This message will be the only form of Confirmation dispatched by us.  If you wish to exchange hard copy forms of this Confirmation, please contact us.

For and on behalf of DEUTSCHE BANK AG, NEW YORK BRANCH (RMBS Derivatives Desk)

For and on behalf of

HSBC BANK USA, NATIONAL ASSOCIATION, not in its individual or corporate capacity but solely as Trustee for the Supplemental Interest Trust for Deutsche Alt-A Securities Mortgage Loan Trust, Series 2007-AR2

/s/ Cloris Eng Name: Cloris Eng Title: Assistant Vice President Date: February 28, 2007	/s/ Fernando Acebedo Name: Fernando Acebedo Title: Vice President Date: February 28, 2007
/s/ Vivian L. Jackson Name: Vivian L. Jackson Title: Vice President Date: February 28, 2007

SCHEDULE I

(With respect to each Fixed Rate Payer Period End Date, all such dates are with No Adjustment, and with respect to each Floating Rate Payer Period End Date, all such dates are subject to adjustment in accordance with the Following Business Day Convention)

Start Date	End Date	Swap Notional Amount ($)	Strike Rate (% per annum)
March 25, 2007	April 25, 2007	863,335,135.54	5.14
April 25, 2007	May 25, 2007	827,282,559.73	5.14
May 25, 2007	June 25, 2007	792,735,120.90	5.14
June 25, 2007	July 25, 2007	759,629,996.69	5.14
July 25, 2007	August 25, 2007	727,906,986.28	5.14
August 25, 2007	September 25, 2007	697,508,401.07	5.14
September 25, 2007	October 25, 2007	668,378,959.90	5.14
October 25, 2007	November 25, 2007	640,465,688.52	5.14
November 25, 2007	December 25, 2007	613,717,823.38	5.14
December 25, 2007	January 25, 2008	587,179,269.25	5.14
January 25, 2008	February 25, 2008	562,656,129.80	5.14
February 25, 2008	March 25, 2008	539,156,890.71	5.14
March 25, 2008	April 25, 2008	516,638,812.20	5.14
April 25, 2008	May 25, 2008	494,958,687.80	5.14
May 25, 2008	June 25, 2008	474,286,032.66	5.14
June 25, 2008	July 25, 2008	454,139,129.53	5.14
July 25, 2008	August 25, 2008	435,170,846.62	5.14
August 25, 2008	September 25, 2008	416,994,588.55	5.14
September 25, 2008	October 25, 2008	399,577,292.62	5.14
October 25, 2008	November 25, 2008	382,887,275.96	5.14
November 25, 2008	December 25, 2008	366,450,850.37	5.14
December 25, 2008	January 25, 2009	351,144,322.04	5.14
January 25, 2009	February 25, 2009	335,678,551.13	5.14
February 25, 2009	March 25, 2009	321,617,371.62	5.14
March 25, 2009	April 25, 2009	308,182,998.79	5.14
April 25, 2009	May 25, 2009	295,309,624.54	5.14
May 25, 2009	June 25, 2009	282,973,828.67	5.14
June 25, 2009	July 25, 2009	271,153,168.48	5.14
July 25, 2009	August 25, 2009	259,826,137.99	5.14
August 25, 2009	September 25, 2009	248,972,128.83	5.14
September 25, 2009	October 25, 2009	238,571,392.83	5.14
October 25, 2009	November 25, 2009	227,902,052.70	5.14
November 25, 2009	December 25, 2009	215,426,978.82	5.14
December 25, 2009	January 25, 2010	202,666,859.65	5.14
January 25, 2010	February 25, 2010	191,909,143.37	5.14
February 25, 2010	March 25, 2010	183,852,866.38	5.14
March 25, 2010	April 25, 2010	176,172,592.16	5.14
April 25, 2010	May 25, 2010	168,813,052.15	5.14
May 25, 2010	June 25, 2010	161,760,855.90	5.14
June 25, 2010	July 25, 2010	155,003,171.89	5.14
July 25, 2010	August 25, 2010	148,527,704.19	5.14
August 25, 2010	September 25, 2010	142,322,670.06	5.14
September 25, 2010	October 25, 2010	136,376,778.63	5.14
October 25, 2010	November 25, 2010	130,679,210.30	5.14
November 25, 2010	December 25, 2010	125,219,597.08	5.14
December 25, 2010	January 25, 2011	119,988,003.79	5.14
January 25, 2011	February 25, 2011	114,974,909.94	5.14
February 25, 2011	March 25, 2011	110,171,192.46	5.14
March 25, 2011	April 25, 2011	105,568,109.08	5.14
April 25, 2011	May 25, 2011	101,157,282.51	5.14
May 25, 2011	June 25, 2011	96,885,348.97	5.14
June 25, 2011	July 25, 2011	92,837,232.40	5.14
July 25, 2011	August 25, 2011	88,938,721.08	5.14
August 25, 2011	September 25, 2011	85,190,565.82	5.14
September 25, 2011	October 25, 2011	81,630,945.05	5.14
October 25, 2011	November 25, 2011	78,158,922.77	5.14
November 25, 2011	December 25, 2011	68,685,552.11	5.14
December 25, 2011	January 25, 2012	24,157,541.31	5.14

Deutsche Bank Deutsche Bank AG New York 60 Wall Street New York, NY 10005 Telephone: 212-250-5977 Facsimilie: 212-797-8826

To:

HSBC BANK USA, NATIONAL ASSOCIATION, not in its individual or corporate capacity but solely as Trustee for the Supplemental Interest Trust for Deutsche Alt-A Securities Mortgage Loan Trust, Series 2007-AR2

Attn:	Corporate Trust & Loan Agency/DBALT 2007-AR2
Fax No:	212-525-1300
From:	DEUTSCHE BANK AG, NEW YORK BRANCH
Attn:	New York Derivatives Documentation
Telephone No:	212-250-9425
Fax No:	212-797-0779
Email:	NYderivative.documentation@db.com
Reference:	Global No. N574058N
Date:	February 28, 2007

Cap Transaction Confirmation

1.

The purpose of this letter agreement (“Confirmation”) is to confirm the terms and conditions of the Transaction entered into on the Trade Date specified below (the “Transaction”) between Deutsche Bank AG, New York Branch (“DBAG”) and HSBC Bank USA, National Association, not in its individual or corporate capacity but solely as Trustee for the Supplemental Interest Trust for Deutsche Alt-A Securities Mortgage Loan Trust, Series 2007-AR2 (“Counterparty”) created under the Pooling and Servicing Agreement for Deutsche Alt-A Securities Mortgage Loan Trust, Series 2007-AR2 dated as of February 1, 2007 among Deutsche Alt-A Securities, Inc., as depositor, Wells Fargo Bank, N.A., as master servicer and securities administrator, and HSBC Bank USA, National Association, as trustee (the “Pooling and Servicing Agreement”).

The definitions and provisions contained in the 2000 ISDA Definitions (the “2000 Definitions”), as published by the International Swaps and Derivatives Association, Inc. (“ISDA”) are incorporated into this Confirmation.  In the event of any inconsistency between the 2000 Definitions and this Confirmation, this Confirmation will govern for the purposes of the Transaction.  References herein to a “Transaction” shall be deemed to be references to a “Swap Transaction” for the purposes of the 2000 Definitions.  Capitalized terms used in this Confirmation and not defined in this Confirmation or the 2000 Definitions shall have the respective meaning assigned thereto in the Agreement (as herein defined).  Each party hereto agrees to make payment to the other party hereto in accordance with the provisions of this Confirmation and of the Agreement.

2.

This Confirmation supersedes any previous confirmation or other communication with respect to the Transaction and evidences a complete and binding agreement between you and us as to the terms of the Swap Transaction to which this Confirmation relates.  This Confirmation supplements, forms part of, and is subject to the terms and conditions of the ISDA Master Agreement dated as of February 28, 2007, between each of DBAG and Counterparty (the “Agreement”).  Capitalized terms used in this Confirmation and not defined in the Agreement, this Confirmation or the 2000 Definitions shall have the respective meaning assigned in the Pooling and Servicing Agreement.

3.

The terms of the particular Swap Transaction to which this Confirmation relates are as follows:

General Terms
Type of Transaction:	Cap Agreement
Trade Date:	February 12, 2007
Effective Date:	January 25, 2009
Termination Date:	January 25, 2012

Fixed Amounts:
Fixed Rate Payer:	Counterparty
Settlement Date:	February 28, 2007
Fixed Amount:	$201,500

Floating Amounts:
Floating Rate Payer:	DBAG
Cap Strike Rate:	As set forth on Schedule I attached.
Cap Ceiling:	As set forth on Schedule I attached.
Floating Rate Payer Period End Dates:

The 25th calendar day of each month during the Term of this Transaction, commencing February 25, 2009, and ending on January 25, 2012, subject to adjustment in accordance with the Following Business Day Convention.

Floating Rate Payer Payment Dates:	Early Payment shall be applicable. The Floating Rate Payer Payment Date shall be one (1) Business Day preceding each Floating Rate Payer Period End Date.
Floating Rate Option:	USD-LIBOR-BBA
Notional Balance:	As set forth on Schedule I attached.
Floating Amount:

With respect to each Payment Date, the product of (i) the excess (if any) of (x) the lesser of (a) the Floating Rate Option and (b) the Cap Ceiling, over (y) the Cap Strike Rate , (ii) the lesser of (x) the Notional Balance for such Distribution Date and (y) the aggregate Certificate Principal Balance of the Subordinate Certificates immediately prior to such Distribution Date, and (iii) the Floating Rate Day Count Fraction.

Spread	None
Floating Rate Day Count Fraction:	Actual/360
Reset Dates:	The first day of each Calculation Period
Compounding:	Inapplicable
Additional Terms:
Business Days:	New York
Calculation Agent:	DBAG
Account Details and Settlement Information:	Payments to DBAG: Deutsche Bank Trust Company – Americas, New York SWIFT Code: BKTRUS33 ABA# 021001033 Favor of: Deutsche Bank AG, New York Acct. # 01 473 969 Reference: N574058N
Payments to Counterparty: Wells Fargo Bank, NA ABA# 121000248 Account Name: SAS Clearing Account #397077416 FFC to: DBALT 2007-AR2, Subordinate Cap Account #50990804

Please confirm that the foregoing correctly sets forth the terms of our agreement by having an authorized officer sign this Confirmation and return it via facsimile to:

Attention: Derivative Documentation

Telephone: 44 20 7547 4755

Facsimile: 44 20 7545 9761

E-mail:derivative.documentation@db.com

This message will be the only form of Confirmation dispatched by us.  If you wish to exchange hard copy forms of this Confirmation, please contact us.

For and on behalf of DEUTSCHE BANK AG, NEW YORK BRANCH (RMBS Derivatives Desk)

For and on behalf of

HSBC BANK USA, NATIONAL ASSOCIATION, not in its individual or corporate capacity but solely as Trustee for the Supplemental Interest Trust for Deutsche Alt-A Securities Mortgage Loan Trust, Series 2007-AR2

/s/ Cloris Eng Name: Cloris Eng Title: Assistant Vice President Date: February 28, 2007	/s/ Fernando Acebedo Name: Fernando Acebedo Title: Vice President Date: February 28, 2007
/s/ Mathew Hoff Name: Mathew Hoff Title: Authorized Signatory Date: February 28, 2007

SCHEDULE I

(With respect to each Fixed Rate Payer Period End Date, all such dates are with No Adjustment, and with respect to each Floating Rate Payer Period End Date, all such dates are subject to adjustment in accordance with the Following Business Day Convention)

Start Date	End Date	Notional ($)	Strike	Ceiling
January 25, 2009	February 25, 2009	50,003,000.00	7.6467	9.9500
February 25, 2009	March 25, 2009	50,003,000.00	99.0000	99.0000
March 25, 2009	April 25, 2009	50,003,000.00	6.9277	9.9500
April 25, 2009	May 25, 2009	50,003,000.00	7.7866	9.9500
May 25, 2009	June 25, 2009	50,003,000.00	6.3098	9.9500
June 25, 2009	July 25, 2009	50,003,000.00	7.1939	9.9500
July 25, 2009	August 25, 2009	50,003,000.00	5.7543	9.9500
August 25, 2009	September 25, 2009	50,003,000.00	5.7369	9.9500
September 25, 2009	October 25, 2009	50,003,000.00	6.1372	9.9500
October 25, 2009	November 25, 2009	50,003,000.00	5.7445	9.9500
November 25, 2009	December 25, 2009	50,003,000.00	5.9843	9.9500
December 25, 2009	January 25, 2010	50,003,000.00	5.8159	9.9500
January 25, 2010	February 25, 2010	50,003,000.00	5.8568	9.9500
February 25, 2010	March 25, 2010	50,003,000.00	6.5435	9.9500
March 25, 2010	April 25, 2010	45,359,989.61	5.8613	9.9600
April 25, 2010	May 25, 2010	44,335,437.85	6.0798	9.9600
May 25, 2010	June 25, 2010	43,332,494.88	5.8881	9.9600
June 25, 2010	July 25, 2010	42,350,718.48	6.1132	9.9600
July 25, 2010	August 25, 2010	41,389,649.31	5.9010	9.9600
August 25, 2010	September 25, 2010	40,448,851.06	5.9020	9.9600
September 25, 2010	October 25, 2010	39,527,896.58	6.1178	9.9600
October 25, 2010	November 25, 2010	38,626,367.73	5.9077	9.9700
November 25, 2010	December 25, 2010	37,743,855.18	6.1485	9.9700
December 25, 2010	January 25, 2011	36,879,958.19	5.9613	9.9700
January 25, 2011	February 25, 2011	36,034,284.49	5.9645	9.9700
February 25, 2011	March 25, 2011	35,206,450.05	6.6617	9.9700
March 25, 2011	April 25, 2011	34,396,078.95	5.9669	9.9700
April 25, 2011	May 25, 2011	33,602,803.15	6.1848	9.9700
May 25, 2011	June 25, 2011	32,826,262.40	5.9717	9.9700
June 25, 2011	July 25, 2011	32,066,110.04	6.1898	9.9700
July 25, 2011	August 25, 2011	31,321,994.54	5.9759	9.9800
August 25, 2011	September 25, 2011	30,593,579.80	5.9785	9.9800
September 25, 2011	October 25, 2011	29,880,533.00	6.1965	9.9800
October 25, 2011	November 25, 2011	29,182,530.27	5.9841	9.9800
November 25, 2011	December 25, 2011	28,499,257.54	6.4840	9.9800
December 25, 2011	January 25, 2012	27,829,268.28	8.0668	9.9800